Exhibit 4.33

Execution Version

Dated 22 August 2022

Facilities Agreement

relating to US$900,000,000 term loan facility and US$300,000,000 revolving loan facility between

(among others)

Weibo Corporation

as Borrower

The Financial Institutions listed in Part 1 of Schedule 1

as Original Mandated Lead Arrangers and Bookrunners

and

Citicorp International Limited

as Agent

(i)

(ii)

This Facilities Agreement is dated 22 August 2022 and made between:

(1)

Weibo Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands and with company number 241654 whose registered office is at Vistra (Cayman) Limited, P.O. Box 31119, Grand Pavilion, Hibiscus Way, 802 West Bay Road, Grand Cayman, KY1-1205, Cayman Islands and whose share are listed on the Main Board of the Hong Kong Stock Exchange Limited (stock code: 9898) and on the Nasdaq Stock Market LLC (stock code: WB) as borrower (the “Borrower”);

(2)

The Financial Institutions listed in Part 1 of Schedule 1 (The Original Parties) as original mandated lead arrangers and bookrunners (the “Original Mandated Lead Arrangers and Bookrunners” and each an “Original Mandated Lead Arranger and Bookrunner”);

(3)

The Financial Institutions listed in Part 2 of Schedule 1 (The Original Parties) as other mandated lead arrangers and bookrunners (the “Mandated Lead Arrangers and Bookrunners” and each a “Mandated Lead Arranger and Bookrunner”);

(4)	The Financial Institutions listed in Part 3 of Schedule 1 (The Original Parties) as lead arrangers (the “Lead Arrangers” and each a “Lead Arranger”);
(5)	The Financial Institutions listed in Part 4 of Schedule 1 (The Original Parties) as lead arrangers (the “Arrangers” and each an “Arranger”); and
(6)	The Financial Institutions listed in Part 5 of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”); and
(7)	Citicorp International Limited as agent of the Finance Parties (other than itself) (the “Agent”).

It is agreed as follows:

Section 1

Interpretation

1.	Definitions and Interpretation
1.1	Definitions

In this Agreement:

“Administrative Party” means the Agent, each of the Original Mandated Lead Arrangers and Bookrunners, each of the Mandated Lead Arrangers and Bookrunners, each of the Lead Arrangers and each of the Arrangers.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Annual Financial Statements” means the audited consolidated financial statements of the Borrower for a Financial Year delivered pursuant to paragraph (a) of Clause 18.1 (Financial Statements).

“Anti-Bribery and Corruption Laws” means, US Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws, rules or regulations issued, administered or enforced by the United Kingdom, US, the European Union or any of its member states, Japan or any other country or governmental agency having jurisdiction over the Borrower or the Group.

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“Anti-Money Laundering and Anti-Terrorism Financing Laws” means, to the extent applicable, the financial record keeping and reporting requirements and anti-money laundering and anti-terrorism financing statutes (including all applicable rules and regulations thereunder) and all applicable rules and regulations and any related or similar rules, regulations or guidelines: (a) issued, administered or enforced by any governmental agency having jurisdiction over the Borrower and any member of the Group or otherwise issued, administered or enforced in each of the jurisdictions in which the Borrower and each other member of the Group are incorporated or domiciled (as the case may be); and/or (b) issued, administered or enforced by any governmental agency of Japan and/or (c) of all jurisdictions in which the Borrower and each member of the Group conducts business, including (without limitation) the U.S. Currency and Foreign Transactions Reporting Act of 1970 (as amended), the Money Laundering Control Act of 1986, Public Law 99-570, the Currency and Foreign Transactions Reporting Act, 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b), the United Nations (Anti-Terrorism Measures) Regulations, the Terrorism (Suppression of Financing) Act (Chapter 325) and Prevention of Money Laundering and Countering the Financing of Terrorism (MAS Notice 626) and Prevention of Money Laundering Act, 2002, the Anti-Money Laundering and Counter-Terrorist Financing Ordinance (Cap. 615 of the Laws of Hong Kong) and the PRC Anti-Money Laundering Law (President Order No. 56).

“APLMA” means the Asia Pacific Loan Market Association Limited.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee and the Agent.

“Authorisation” means:

(a)	an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or
(b)

in relation to anything which will be fully or partly prohibited or restricted by law if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

“Availability Period” means:

(a)

in relation to Facility A, the period from and including the Signing Date to and including the date falling four (4) months after the Signing Date (provided that if such date is not a Business Day, the preceding Business Day); and

(b)

in relation to Facility B, the period from and including the Signing Date to and including (A) the date falling one (1) month before the Final Repayment Date (provided that if such date is not a Business Day, the preceding Business Day) or (B) if the Initial Utilisation Date had not occurred on the last day of the Availability Period for Facility A, the last day of the Availability Period for Facility A.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Loans under that Facility; and
(b)	in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under that Facility on or before the proposed Utilisation Date,

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other than, in relation to any proposed Utilisation under Facility B only, that Lender’s participation in any Facility B Loans that are due to be repaid or prepaid on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation; and

(c)	in relation to the United Kingdom, the UK Bail-In Legislation.

“Break Costs” means the amount (if any) by which:

(a)

the interest (excluding Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“Business Day” means:

(a)	for the purposes of fixing of an interest rate, a day (other than a Saturday or Sunday) on which is a US Government Securities Business Day;
(b)

for the purposes of making payments in or purchase of US dollars, a day (other than a Saturday or Sunday) on which banks are open for general business in New York, Hong Kong, Macau, PRC and the Republic of Singapore; and

(c)	for all other purposes, a day (other than a Saturday or Sunday) on which banks are open for general business in Hong Kong, Macau, PRC and the Republic of Singapore.

“Code” means the US Internal Revenue Code of 1986.

“Commitment” means:

(a)	in relation to any Original Lender, the amount of any Facility A Commitment or Facility B Commitment; and
(b)	in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

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“Commitment Fee Period (Facility B)” means the period from (and including) the date falling four (4) months after the Signing Date to (and including) the last day of the Availability Period of Facility B.

“Compliance Certificate” means a certificate delivered pursuant to Clause 18.2 (Compliance Certificate) and signed by a director or the chief financial officer of the Borrower substantially in the form set out in Schedule 6 (Form of Compliance Certificate).

“Confidential Information” means all information relating to the Borrower, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or
(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:
(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 33 (Confidential Information);
(B)	is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraph (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the APLMA or in any other form agreed between the Borrower and the Agent.

“Consolidated Total Assets” means, at any time, the total assets of the Group on a consolidated basis (as determined in accordance with GAAP as applied to the Original Financial Statements), as set out in the latest consolidated financial statements of the Group delivered pursuant to paragraph (b) of Clause 18.1 (Financial Statements) as at such time.

“Consolidated Total Equity” means, at any time, Consolidated Total Assets after deducting Consolidated Total Liabilities at that time.

“Consolidated Total Liabilities” means, at any time, the aggregate amount of the total liabilities of the Group (on a consolidated basis) as set out in the latest consolidated financial statements of the Group delivered pursuant to paragraph (b) of Clause 18.1 (Financial Statements) as at such time.

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“Controlled Entity” means, in relation to any company or corporation, a Subsidiary of such company or corporation.

“Deal Site” means Debtdomain.

“Default” means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; and

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party:
(i)	from performing its payment obligations under the Finance Documents; or
(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Environmental Claim” means any claim, proceeding or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the environment;
(b)	the conditions of the workplace; or
(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Event of Default” means any event or circumstance specified as such in Clause 21 (Events of Default).

“Facility” means Facility A or Facility B.

“Facility A” means the term loan facility made available under this Agreement as described in

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Clause 2 (The Facilities).

“Facility A Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Facility A Commitment” in Part 5 of Schedule 1 (The Original Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility A Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility B” means the revolving loan facility made available under this Agreement as described in Clause 2 (The Facilities).

“Facility B Commitment” means:

(a)

in relation to an Original Lender, the amount set opposite its name under the heading “Facility B Commitment” in Part 5 of Schedule 1 (The Original Parties) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

(b)	in relation to any other Lender, the amount of any Facility B Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility B Loan” means a loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

“Facility Office” means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement.

“Fallback Interest Payment” means the aggregate amount of interest that:

(a)	is, or is scheduled to become, payable under paragraph (a), (b) or (c) of Clause 10.1 (Unavailability of Term SOFR); and
(b)	relates to a Loan.

“Fallback Interest Period” means one (1) month.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;
(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraph (a) or (b) above with the US Internal Revenue Service, the US

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government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters referring to this Agreement or the Facilities between (a) one or more Original Mandated Lead Arrangers and Bookrunners and/or the Agent and (b) the Borrower setting out any of the fees referred to in Clause 11 (Fees).

“Final Repayment Date” means in relation to any Loan, the date falling 60 months from the Signing Date provided that if such date is not a Business Day, it shall be the immediately preceding Business Day.

“Finance Document” means this Agreement, any Fee Letter, any Utilisation Request, any Compliance Certificate and any other document designated as such by the Agent and the Borrower.

“Finance Party” means an Administrative Party or a Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed;
(b)	any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;
(c)	any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;
(d)	the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a balance sheet liability;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(f)

any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing;

(g)

any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account);

(h)	any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial

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institution; and

(i)	the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above.

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of Funds).

“GAAP” means generally accepted accounting principles in the US or IFRS.

“Governmental Agency” means any government or any governmental agency, semi-governmental or judicial entity or authority (including any stock exchange or any self-regulatory organisation established under statute).

“Group” means the Borrower and its Subsidiaries from time to time.

“Group Member” means a member of the Group.

“Historic Term SOFR” means, in relation to any Loan, the most recent Term SOFR for a period equal in length to the Interest Period of that Loan and which is as of a US Government Securities Business Day which is no more than three (3) US Government Securities Business Days before the Quotation Day.

“HKSE” means the Hong Kong Stock Exchange Limited.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements.

“Indirect Tax” means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

“Information Memorandum” means the document in the form approved by the Borrower concerning the Group which, at the Borrower’s request and on its behalf, was prepared in relation to this transaction and distributed by the Original Mandated Lead Arrangers and Bookrunners to selected financial institutions before the Signing Date.

“Initial Utilisation Date” means the first Utilisation Date.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default Interest).

“Key Entities” means:

(a)	the Borrower;
(b)	Weibo Hong Kong Limited;
(c)	Weibo Internet Technology (China) Co., Ltd.; and
(d)	Beijing Weimeng Technology Co., Ltd.,

and a “Key Entity” means any one of the above entities.

“Legal Reservations” means:

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(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable statutes of limitation (or equivalent legislation), the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defences of acquiescence, set off or counterclaim;

(c)	similar principles, rights and defences in respect of the enforceability of a contract, agreement or undertaking under the laws of any relevant jurisdiction;
(d)	the principle that additional interest imposed pursuant to any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;
(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant; and
(f)

any other matters which are set out as qualifications or reservations as to matters of law of general application in any legal opinions supplied to the Agent pursuant to Clause 4.1 (Initial Conditions Precedent) of this Agreement.

“Lender” means:

(a)	any Original Lender; and
(b)	any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 22 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Listing Event” means any of the events or circumstances below:

(a)	the shares of the Borrower ceases to be listed on the main board of the HKSE;
(b)	the shares of the Borrower ceases to be listed on the Nasdaq Stock Market LLC (together with the main board of the HKSE, the “Relevant Exchanges” and each a “Relevant Exchange”);
(c)	the shares of the Borrower are suspended from trading on the main board of the HKSE for a period of 10 or more consecutive relevant Trading Days; or
(d)	the shares of the Borrower are suspended from trading on the Nasdaq Stock Market LLC for a period of 10 or more consecutive relevant Trading Days,

provided that:

(i)

(in respect of paragraphs (a) and (b) above) so long as the Borrower remains listed on the other Relevant Exchange during the occurrence of the event listed in paragraphs (a) or, as applicable, paragraph (b) above; and

(ii)

(in respect of paragraphs (c) and (d)) so long as the shares of the Borrower are not suspended from trading on the other Relevant Exchange for a period of 10 or more consecutive relevant Trading Days during the occurrence of the event listed in paragraphs (c) or, as applicable, paragraph (d) above, such event shall not constitute a Listing Event.

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“Loan” means a Facility A Loan or a Facility B Loan.

“Macau” means the Macau Special Administrative Region of the People’s Republic of China.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate 66⅔ per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66⅔ per cent. or more of the Total Commitments immediately prior to the reduction).

“Margin” means one point two eight per cent. (1.28%) per annum.

“Market Disruption Rate” means the percentage rate per annum which is the Reference Rate.

“Material Adverse Effect” means a material adverse effect on (a) the business or financial condition of the Group taken as a whole; (b) the ability of the Borrower to perform its payment obligations under the Finance Documents; or (c) subject to the Legal Reservations, the validity or enforceability of, or the rights or remedies of any Finance Party under, the Finance Documents.

“Material Non-Public Information” means non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise, including any “inside information” (as defined in Section 245 of the Securities and Futures Ordinance (Cap. 571 of Hong Kong)).

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(b)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and
(c)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period.

“NDRC” means the National Development and Reform Commission (国家发展和改革委员会) of the PRC or its local counterparts or any other authority succeeding to its functions.

“NDRC Circular 2044” means the Circular on Promoting the Reform of the Filing and Registration Regime for Issuance of Foreign Debt by Enterprises (国家发展改革委关于推进企业发行外债备案登记制管理改革的通知 (发改外资 [2015] 2044号)) promulgated by the NDRC on and effective from 14 September 2015 and its implementation rules, interpretations and official guidelines.

“New Lender” has the meaning given to that term in Clause 22 (Changes to the Lenders).

“Non-listed Controlled Entity” means any Controlled Entity other than (i) any Controlled Entity with shares of common stock or other common equity interests listed on a nationally recognized stock exchange, including but not limited to the Shanghai Stock Exchange; and (ii) any Subsidiaries of any Controlled Entity referred to in clause (i) of this definition.

“OFAC” has the meaning given to that term under the definition of “Sanctions Authority”.

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“Original Financial Statements” means the audited consolidated financial statements of the Group for the Financial Year ended 31 December 2021.

“Overnight SOFR” means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

“Participant” means each person to whom a Lender will make payments under a Participation Agreement.

“Participation” means a fee letter, sub-participation, credit derivative (including a credit default swap or credit linked note), loan participation note, total return swap (or similar transactions of broadly equivalent economic effect) or any other agreement between (or instrument in favour of) a Lender and a Participant, whether directly or indirectly, under which the Lender is obliged to make certain payments to the Participant by reference to, one or more Finance Documents and/or the Borrower, but excluding any assignment, transfer or novation of any of a Lender’s Commitments and/or rights and/or obligations in accordance with this Agreement.

“Participation Agreement” means each agreement or letter between a Lender and a Participant in respect of a Participation.

“Party” means a party to this Agreement.

“PRC” means the People’s Republic of China (excluding, only for the purposes of the Finance Documents, Hong Kong, Macau and Taiwan region).

“Principal Controlled Entity” means any Non-listed Controlled Entities of the Borrower:

(a)	as to which one or more of the following conditions is/are satisfied:
(i)

its total revenue or (in the case of one of the Non-listed Controlled Entities of the Borrower which has one or more Non-listed Controlled Entities) consolidated total revenue attributable to the Borrower is at least ten per cent. (10%) of the consolidated total revenue of the Borrower;

(ii)

its net profit or (in the case of one of the Non-listed Controlled Entities of the Borrower which has one or more Non-listed Controlled Entities) consolidated net profit attributable to the Borrower (in each case before taxation and exceptional items) is at least ten per cent. (10%) of the consolidated net profit of the Borrower (before taxation and exceptional items); or

(iii)

its net assets or (in the case of one of the Non-listed Controlled Entities of the Borrower which has one or more Non-listed Controlled Entities) consolidated net assets attributable to the Borrower (in each case after deducting minority interests in Subsidiaries) are at least ten per cent. (10%) of the consolidated net assets of the Borrower (after deducting minority interests in Subsidiaries);

all as calculated by reference to the then latest audited financial statements (consolidated or, as the case may be, unconsolidated) of the Non-listed Controlled Entity of the Borrower and the then latest Annual Financial Statement and any Compliance Certificate supplied by the Borrower with those Annual Financial Statements (or, prior to the delivery of the first set of Annual Financial Statements to the Agent, the Original Financial Statements constituted Annual Financial Statements); provided that, in relation to paragraphs (i), (ii) and (iii) above:

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(A)

in the case of a corporation or other business entity becoming a Non-listed Controlled Entity after the end of the financial period to which the latest consolidated audited accounts of the Borrower relate, the reference to the then latest consolidated audited accounts of the Borrower and its Non-listed Controlled Entities for the purposes of the calculation above shall, until the consolidated audited accounts of the Borrower for the financial period in which the relevant corporation or other business entity becomes a Non-listed Controlled Entity are issued, be deemed to be a reference to the then latest consolidated audited accounts of the Borrower and its Non-listed Controlled Entities adjusted to consolidate the latest audited accounts (consolidated in the case of a Non-listed Controlled Entity which itself has Non-listed Controlled Entities) of such Non-listed Controlled Entity in such accounts;

(B)

if at any relevant time in relation to the Borrower or any Non-listed Controlled Entity which itself has Non-listed Controlled Entities, no consolidated accounts are prepared and audited, total revenue, net profit or net assets of the Borrower and/or any such Controlled Entity shall be determined on the basis of pro forma consolidated accounts prepared for this purpose by or on behalf of the Borrower;

(C)

if at any relevant time in relation to any Non-listed Controlled Entity, no accounts are audited, its net assets (consolidated, if appropriate) shall be determined on the basis of pro forma accounts (consolidated, if appropriate) of the relevant Non-listed Controlled Entity prepared for this purpose by or on behalf of the Borrower; and

(D)

if the accounts of any Non-listed Controlled Entity (not being a Non-listed Controlled Entity referred to in proviso (A) above) are not consolidated with the accounts of the Borrower, then the determination of whether or not such Non-listed Controlled Entity is a Principal Controlled Entity shall be based on a pro forma consolidation of its accounts (consolidated, if appropriate) with the consolidated accounts of the Borrower (determined on the basis of the foregoing); or

(b)

to which is transferred all or substantially all of the assets of a Controlled Entity which immediately prior to the transfer was a Principal Controlled Entity; provided that, with effect from such transfer, the Controlled Entity which so transfers its assets and undertakings shall cease to be a Principal Controlled Entity (but without prejudice to paragraph (i) above) and the Controlled Entity to which the assets are so transferred shall become a Principal Controlled Entity.

A certificate signed by a director or the chief financial officer of the Borrower certifying that a Group Member is or is not a Principal Controlled Entity shall, in the absence of manifest error, be conclusive and binding on all Parties.

“Quotation Day” means in relation to any period for which an interest rate is to be determined, two (2) US Government Securities Business Days before the first day of that period (unless market practice differs in the relevant syndicated loans market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

“Quoted Tenor” means any period for which Term SOFR is customarily displayed on the relevant page or screen of an information service.

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“Reference Rate” means, in relation to any Loan:

(a)	Term SOFR as of the Specified Time and for a period equal in length to the Interest Period of that Loan; or
(b)	as otherwise determined pursuant to Clause 10.1(Unavailability of Term SOFR),

and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero.

“Related Fund”, in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Market” means the market for overnight cash borrowing collateralised by US Government securities.

“Repeating Representations” means each of the representations set out in Clause 17 (Representations) other than Clause 17.7 (Deduction of Tax), Clause 17.8 (No Filing or Stamp Taxes), paragraphs (a), (b) and (c) of Clause 17.10 (No Misleading Information), paragraph (c) of Clause 17.11 (Financial Statements) and Clause 17.12 (Pari Passu Ranking).

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Rollover Loan” means one or more Facility B Loans:

(a)	made or to be made on the same day that one or more maturing Facility B Loan(s) are due to be repaid;
(b)	the aggregate amount of which is equal to or less than the amount of that maturing Facility B Loan(s); and
(c)	made or to be made to the Borrower for the purpose of refinancing that maturing Facility B Loan.

“Sanctioned Country” means a country or territory that is the subject or the target of comprehensive Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic regions of Ukraine).

“Sanctions” means any trade, economic or financial sanctions (including export controls) laws, regulations or embargoes enacted, imposed or enforced by (i) the United States, the United Nations, the United Kingdom, the European Union, Switzerland, Hong Kong, the Republic of Singapore, Japan and the PRC and their respective governmental institutions and agencies, or (ii) any Sanctions Authority.

“Sanctions Authority” means the governmental institutions and agencies responsible for the administration of Sanctions, including, the European Union, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State, the United States Department of Commerce’s Bureau of Industry and Security, the United Nations Security Council (“UNSC”), Her Majesty’s Treasury (“HMT”), the Secretariat for Economic Affairs of Switzerland, the Hong Kong Monetary Authority (“HKMA”) the Monetary Authority of Singapore (“MAS”), the Ministry of Finance of Japan and the Ministry of Economy, Trade and Industry of Japan.

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“Sanctions List” means the “Specially Designated Nationals and Blocked Persons” list publicly issued by OFAC, the “Consolidated List of Financial Sanctions Targets in the UK” publicly issued by Her Majesty’s Treasury, or any similar list issued or maintained and made public by, or any public announcement of a Sanctions designation made by any Sanctions Authority.

“Sanction Target” means:

(a)	government of a Sanctioned Country; or
(b)

any individual or entity (i) that appears on any Sanctions list, (ii) is located in, ordinarily resident in, or established under the laws of a Sanctioned Country, or (iii) is directly or indirectly owned or controlled (as defined by the relevant Sanctions Authority, if applicable) by any individuals or entities appearing on any Sanctions List or any governmental agency of a Sanctioned Country.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Selection Notice” means a notice substantially in the form set out in Part 2 of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods) in relation to Facility A.

“Signing Date” means the date of this Agreement.

“Specified Time” means a day or time determined in accordance with Schedule 7 (Timetables).

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation;
(b)	more than half the issued equity share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation;
(c)	holds the rights to more than 50 per cent. of the economic interest of the first mentioned company or corporation, including any interest held through any VIE or other contractual arrangement;
(d)

which has a relationship with the first mentioned company or corporation such that its financial statements are consolidated into the financial statements of the first mentioned company or corporation under Accounting Standards Codification subtopic 810-10, Consolidation: Overall (including any changes, amendments or supplements thereto) or, if the first mentioned company or corporation prepares its financial statements in accordance with accounting principles other than the GAAP in the US, the equivalent of Accounting Standards Codification subtopic 810-10, Consolidation: Overall under such accounting principles; or

(e)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and, for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Deduction” has the meaning given to such term in Clause 12.1 (Tax Definitions).

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“Term SOFR” means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate).

“Total Commitments” means at any time the aggregate of the Total Facility A Commitments and the Total Facility B Commitments (being US$1,200,000,000 at the Signing Date).

“Total Facility A Commitments” means the aggregate of the Facility A Commitments (being US$900,000,000 at the Signing Date).

“Total Facility B Commitments” means the aggregate of the Facility B Commitments (being US$300,000,000 at the Signing Date).

“Trading Day” means, in relation to the shares of the Borrower, a day on which the main board of the HKSE or (as applicable) the Nasdaq Stock Market LLC is open for trading other than a day on which it is scheduled to or does close prior to its regular weekday closing time (and without regard to after hours or any other trading outside of the regular trading session hours).

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and
(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unpaid Sum” means any sum due and payable but unpaid by the Borrower under the Finance Documents.

“US” means the United States of America.

“US Government Securities Business Day” means any day other than:

(a)	a Saturday or a Sunday; and
(b)

a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

“US Tax Obligor” means a resident for tax purposes in the US.

“Utilisation” means a utilisation of a Facility.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made.

“Utilisation Request” means a notice substantially in the form set out in Part 1 of Schedule 3 (Requests).

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“VIE” means (other than the PRC shareholders of a VIE) any person that is a party to a VIE Structure with any member of the Group.

“VIE Structure” means, in relation to a VIE, the investment structure a non-PRC investor uses when investing in a PRC company or business that typically operates in a regulated industry. Under such investment structure, the onshore PRC operating entity and its PRC shareholders enter into a number of contracts with the non-PRC investor (or a foreign invested enterprise incorporated in the PRC) and/or its onshore WFOE pursuant to which the non-PRC investor achieves control of the onshore PRC operating entity and also consolidates the financials of the onshore PRC entity with those of the offshore non-PRC investor.

“Voting Rights” means, in relation to a Lender, all rights and obligations in relation to its Commitment and participations in the Loans, including all rights in relation to waivers, consents modifications and amendments and confirmations as to satisfaction of conditions precedent.

“WFOE” means a wholly foreign owned enterprise incorporated in the PRC.

“White List” means the list of persons set out in Schedule 8 (White List).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)	in relation to any other applicable Bail-In Legislation:
(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation; and
(c)	in relation to any UK Bail-In Legislation:
(i)

any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that UK Bail-In Legislation.
1.2	Construction
(a)	Unless a contrary indication appears, any reference in this Agreement to:

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(i)

any “Administrative Party”, the “Agent”, any “Original Mandated Lead Arranger and Bookrunner”, any “Mandated Lead Arranger and Bookrunner”, any “Lead Arranger”, any “Arranger”, any “Finance Party”, any “Lender” or any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents;

(ii)	“assets” includes present and future properties, revenues and rights of every description;
(iii)

“control” a person means the power to direct the management and the policies of such person whether through the ownership of voting capital or partnership interest, by contract or otherwise, and/or to control the composition of the board of directors or equivalent body or the partnership management of such person;

(iv)	“disposal” includes a sale, transfer, assignment, grant, lease, licence, declaration of trust or other disposal, whether voluntary or involuntary, and “dispose” will be construed accordingly;
(v)	a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated;
(vi)	“including” shall be construed as “including without limitation” (and cognate expressions shall be construed similarly);
(vii)	a “group of Lenders” includes all the Lenders;
(viii)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;
(ix)

a Lender’s “participation” in a Loan or Unpaid Sum includes an amount (in the currency of such Loan or Unpaid Sum) representing the fraction or portion (attributable to such Lender by virtue of the provisions of this Agreement) of the total amount of such Loan or Unpaid Sum and the Lender’s rights under this Agreement in respect thereof;

(x)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality);

(xi)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(xii)	a provision of law is a reference to that provision as amended or re-enacted from time to time; and
(xiii)	a time of day is a reference to Hong Kong time.
(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

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(d)

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)	A Default (other than an Event of Default) is “continuing” if it has not been remedied or waived in writing and an Event of Default is “continuing” if it has not been waived in writing.
(f)

Where this Agreement specifies an amount in a given currency (the “specified currency”) “or its equivalent”, the “equivalent” is a reference to the amount of any other currency which, when converted into the specified currency utilising the Agent’s spot rate of exchange (or, if the Agent does not have an available spot rate of exchange, any publicly available spot rate of exchange selected by the Agent (acting reasonably)) for the purchase of the specified currency with that other currency at or about 11 a.m. on the relevant date, is equal to the relevant amount in the specified currency.

(g)

Any reference within this Agreement or any other Finance Document to the Agent providing approval or consent or making a request, or to an item or a person or a course of action being acceptable to, satisfactory to, to the satisfaction of or approved by or selected by the Agent are to be construed, unless otherwise specified, as references to the Agent taking such action or refraining from acting on the instructions of the Majority Lenders, and reference in this Agreement or any other Finance Document to (i) the Agent acting reasonably, (ii) a matter being in the reasonable opinion of the Agent (iii) the Agent’s approval or consent not being unreasonably withheld or delayed or (iv) any document, report, confirmation or evidence being required to be reasonably satisfactory to the Agent, are to be construed, unless otherwise specified in this Agreement or such other relevant Finance Document, as the Agent acting on the instructions of the Majority Lenders or all Lenders (as applicable) who are acting reasonably or, as the case may be, not unreasonably withholding or delaying their consent.

1.3	Currency Symbols and Definitions

“US$” and “US dollars” denote the lawful currency of the US. “RMB” denotes the lawful currency of the PRC.

1.4	Third Party Rights
(a)

Unless expressly provided to the contrary in a Finance Document, a person who is not a Party has no right under the Contracts (Rights of Third Parties) Ordinance (Cap. 623) (the “Third Parties Ordinance”) to enforce or to enjoy the benefit of any term of this Agreement.

(b)

Subject to Clause 32.3 (Other Exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

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Section 2

The Facilities

2.	The Facilities
2.1	The Facilities

Subject to the terms of this Agreement, the Lenders make available to the Borrower:

(a)	a US dollar term loan facility in an aggregate amount equal to the Total Facility A Commitments; and
(b)	a US dollar revolving loan facility in an aggregate amount equal to the Total Facility B Commitments.
2.2	Finance Parties’ Rights and Obligations
(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by the Borrower which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by the Borrower.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
2.3	Contractual Recognition of Bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including:
(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;
(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)	a cancellation of any such liability; and
(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

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3.	Purpose
3.1	Purpose

The Borrower shall apply all amounts borrowed by it under the Facilities towards:

(a)	refinancing the existing Financial Indebtedness of the Group;
(b)	funding the general corporate purposes, including but not limited to working capital and capital expenditure of the Group; and
(c)	payment in full of any fees, costs and expenses incurred or required to be paid by the Borrower in connection with the Facilities.
3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation
4.1	Initial Conditions Precedent
(a)

The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2	Further Conditions Precedent
(a)	The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:
(i)

in the case of a Rollover Loan, the Borrower has not received written notice from the Agent (acting on the instructions of the Majority Lenders) following an Event of Default which is continuing requiring the Borrower to repay the maturing Loan that is due to be repaid on the proposed Utilisation Date; and

(ii)	in the case of any other Loan:
(A)	no Default is continuing or would result from the proposed Loan; and
(B)	the Repeating Representations are true in all material respects.
(b)

The Lenders will only be obliged to comply with Clause 26.10 (Change of Currency) if, on the first day of an Interest Period, no Default is continuing or would result from the change of currency and the Repeating Representations to be made by the Borrower are true in all material respects.

4.3	Maximum Number of Loans
(a)	The Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation:

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(i)	more than two (2) Facility A Loans would be outstanding; or
(ii)	more than five (5) Facility B Loans would be outstanding.
(b)

The Borrower may not deliver a Utilisation Request for a Facility B Loan unless it has utilised at least one (1) Facility A Loan or has delivered another Utilisation Request to utilise a Facility A Loan on the same proposed Utilisation Date.

(c)	The Borrower may not request that a Facility A Loan or a Facility B Loan be divided.

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Section 3

Utilisation

5.	Utilisation
5.1	Delivery of a Utilisation Request

The Borrower may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request
(a)	Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:
(i)	it identifies the Facility to be utilised;
(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;
(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount);
(iv)	the proposed first Interest Period complies with Clause 9 (Interest Periods); and
(v)

(other than in the case of any Rollover Loan) it specifies the account(s) and bank(s) to which the proceeds of that Loan (other than such portion of the proceeds which are to be deducted for payment of fees, costs and expenses pursuant to paragraph (c) of Clause 3.1 (Purpose)) are to be credited provided that such account(s) shall be an account of the Borrower.

(b)	Only one Loan may be requested in each Utilisation Request.
5.3	Currency and Amount
(a)	The currency specified in a Utilisation Request must be US dollars.
(b)

The amount of the proposed Loan must be an amount which is not more than the Available Facility and which is a minimum of US$10,000,000 for Facility A and US$5,000,000 for Facility B or in either case, if less, the Available Facility.

5.4	Lenders’ Participation
(a)

If the conditions set out in Clause 4 (Conditions of Utilisation) and Clauses 5.1 (Delivery of a Utilisation Request) to 5.3 (Currency and Amount) have been met, and (in the case of a Facility B Loan) subject to Clause 6.2 (Repayment of Facility B Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.
(c)

The Agent shall notify each Lender of the amount of each Loan, the amount of its participation in that Loan and, in the case of a Facility B Loan and if different, the amount of that participation to be made available in accordance with Clause 26.1 (Payments to the Agent), in each case by the Specified Time.

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5.5	Cancellation of Available Facility
(a)	The Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the Availability Period for Facility A.
(b)	The Facility B Commitments which, at that time, are unutilised shall be immediately cancelled at 5 p.m. on the last day of the Availability Period for Facility B.

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Section 4

Repayment, Prepayment and Cancellation

6.	Repayment
6.1	Repayment of Facility A Loans
(a)	The Borrower must repay the Facility A Loans in full on the Final Repayment Date.
(b)	The Borrower may not reborrow any part of Facility A which is repaid.
6.2	Repayment of Facility B Loans
(a)

The Borrower which has drawn a Facility B Loan shall repay that Loan on the last day of its Interest Period. All Facility B Loans remaining outstanding on the Final Repayment Date shall be repaid in full on the Final Repayment Date.

(b)	Without prejudice to the Borrower’s obligation under paragraph (a) above, if:
(i)	one or more Facility B Loans are to be made available to the Borrower:
(A)	on the same day that a maturing Facility B Loan is due to be repaid by the Borrower; and
(B)	in whole or in part for the purpose of refinancing the maturing Facility B Loan; and
(ii)

the proportion borne by each Lender’s participation in the maturing Facility B Loan to the amount of that maturing Facility B Loan is the same as the proportion borne by that Lender’s participation in the new Facility B Loans to the aggregate amount of those new Facility B Loans, the aggregate amount of the new Facility B Loans shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Facility B Loan so that:

(A)	if the amount of the maturing Facility B Loan exceeds the aggregate amount of the new Facility B Loans:
(1)	the Borrower will only be required to make a payment under Clause 26.1 (Payments to the Agent) in an amount equal to that excess; and
(2)

each Lender’s participation in the new Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Facility B Loan and that Lender will not be required to make a payment under Clause 26.1 (Payments to the Agent) in respect of its participation in the new Facility B Loans; and

(B)	if the amount of the maturing Facility B Loan is equal to or less than the aggregate amount of the new Facility B Loans:
(1)	the Borrower will not be required to make a payment under Clause 26.1 (Payments to the Agent); and
(2)	each Lender will be required to make a payment under

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Clause 26.1 (Payments to the Agent) in respect of its participation in the new Facility B Loans only to the extent that its participation in the new Facility B Loans exceeds that Lender’s participation in the maturing Facility B Loan and the remainder of that Lender’s participation in the new Facility B Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Facility B Loan.

7.	Prepayment and Cancellation
7.1	Illegality

If, at any time, it is or will become unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or it is or will become unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;
(b)	upon the Agent notifying the Borrower, the Available Commitment of that Lender will be immediately cancelled; and
(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 32.5 (Replacement of Lender), the Borrower shall repay that Lender’s participation in the Loans made to the Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.2	Mandatory Prepayment – Listing Event

If a Listing Event occurs:

(a)	the Borrower shall promptly notify the Agent upon becoming aware of that event;
(b)	a Lender shall not be obliged to fund a Utilisation (except for a Rollover Loan); and
(c)

if a Lender so requires and notifies the Agent accordingly after the Borrower’s notification to the Agent in respect of that event or the Agent becoming aware of that event, the Agent shall, by not less than 10 Business Days’ notice to the Borrower, cancel the Available Commitment (in respect of each Facility) of that Lender and declare the participation(s) of that Lender in all outstanding Loans, together with accrued but unpaid interest and all other amounts accrued in favour of that Lender but unpaid under the Finance Documents, immediately due and payable, whereupon the Available Commitment (in respect of each Facility) of that Lender will be cancelled (and the Commitment (in respect of each Facility) of that Lender will be reduced by the amount of such cancellation of the Available Commitment (in respect of such Facility) of that Lender) and the participation of that Lender in all outstanding Loans (under each Facility), together with accrued but unpaid interest and all such accrued amounts shall become immediately due and payable (and that Lender’s corresponding Commitment (in respect of such Facility) shall be cancelled in the amount of the participation repaid).

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7.3	Voluntary Cancellation

The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000) of an Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably under that Facility.

7.4	Voluntary Prepayment of Facility A Loans
(a)

The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of any Facility A Loan (but, if in part, being an amount that reduces the amount of the Facility A Loan by a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000).

(b)	A Facility A Loan may only be prepaid after the last day of the Availability Period for Facility A (or, if earlier, the day on which the applicable Available Facility is zero).
7.5	Voluntary Prepayment of Facility B Loans

The Borrower may, if it gives the Agent not less than five (5) Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Facility B Loan (but if in part, being an amount that reduces the amount of the Facility B Loan by a minimum amount of US$10,000,000 and an integral multiple of US$5,000,000).

7.6	Right of Prepayment and Cancellation in relation to a Single Lender
(a)	If:
(i)	any sum payable to any Lender by the Borrower is required to be increased under paragraph (a) of Clause 12.2 (Tax Gross-Up); or
(ii)	any Lender claims indemnification from the Borrower under Clause 12.3 (Tax Indemnity) or Clause 13.1 (Increased Costs),

the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the prepayment of that Lender’s participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with Clause 32.5 (Replacement of Lender).

(b)	On receipt of a notice of cancellation referred to in paragraph (a) above, the Available Commitment(s) of that Lender shall be immediately reduced to zero.
(c)

On the last day of each Interest Period which ends after the Borrower has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall prepay that Lender’s participation in that Loan and that Lender’s corresponding Commitment(s) shall be immediately cancelled in the amount of the participations repaid.

7.7	Restrictions
(a)

Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this Agreement shall be made together with accrued interest on

26

the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	The Borrower may not reborrow any part of Facility A which is prepaid.
(d)	Unless a contrary indication appears in this Agreement, any part of Facility B which is repaid or prepaid may be reborrowed in accordance with the terms of this Agreement.
(e)	The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.
(f)	No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.
(g)	If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.
(h)

If all or part of any Lender’s participation in a Loan under Facility A is repaid or prepaid, an amount of that Lender’s Commitment (equal to the amount of the participation which is repaid or prepaid) in respect of Facility A will be deemed to be cancelled on the date of repayment or prepayment.

7.8	Application of Prepayments

Any prepayment of a Loan pursuant to Clause 7.4 (Voluntary Prepayment of Facility A Loans) or Clause 7.5 (Voluntary Prepayment of Facility B Loans) shall be applied pro rata to each Lender’s participation in that Loan.

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Section 5

Costs of Utilisation

8.	Interest
8.1	Calculation of Interest

The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of:

(a)	Margin; and
(b)	the applicable Reference Rate.
8.2	Payment of Interest

The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period of such Loan.

8.3	Default Interest
(a)

If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the Unpaid Sum from the due date to the date of actual payment (both before and after judgment) at a rate which is, subject to paragraph (b) below, two per cent. (2.0%) per annum higher than the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:
(i)	the first Interest Period for that Unpaid Sum shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and
(ii)

the rate of interest applying to the Unpaid Sum during that first Interest Period shall be two per cent. (2.0%) per annum higher than the rate which would have applied if the Unpaid Sum had not become due.

(c)

Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

8.4	Notification of Rates of Interest
(a)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.
(b)	In respect of any Fallback Interest Payment, the Agent shall promptly upon a Fallback Interest Payment being determinable notify:
(i)	the Borrower of that Fallback Interest Payment; and
(ii)	each relevant Lender of the proportion of that Fallback Interest Payment which relates to that Lender’s participation in the relevant Loan.
(c)	The Agent shall promptly notify the Borrower of each Funding Rate relating to a Loan.

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(d)	This Clause 8.4 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.
9.	Interest Periods
9.1	Selection of Interest Periods
(a)	The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Facility A Loan which has already been borrowed) in a Selection Notice.
(b)	Each Selection Notice for a Facility A Loan is irrevocable and must be delivered to the Agent by the Borrower to which that Facility A Loan was made not later than the Specified Time.
(c)	If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three (3) Months.
(d)	Subject to this Clause 9, the Borrower may select an Interest Period of one (1) or three (3) Months.
(e)	An Interest Period for a Loan shall not extend beyond the Final Repayment Date applicable to its Facility.
(f)	Each Interest Period for a Facility A Loan shall start on the Utilisation Date or (if a Facility A Loan has already been made) on the last day of the preceding Interest Period of such Loan.
(g)	A Facility B Loan has one Interest Period only which shall start on the Utilisation Date of that Facility B Loan.
(h)

If, pursuant to this Clause 9.1, the Borrower and the Agent (acting on the instructions of all the Lenders in relation the relevant Loan) agree an Interest Period that is not one or three Months and such Interest Period is (i) shorter than one Month, the Reference Rate shall be one Month Term SOFR, or (ii) longer than one Month, the Reference Rate shall be three Month Term SOFR.

9.2	Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.	Changes to the Calculation of Interest
10.1	Unavailability of Term SOFR

(a)Shortened Interest Period: If no Term SOFR is available for the Interest Period of a Loan, the Interest Period of that Loan shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of “Reference Rate”.

(b)

Shortened Interest Period and Historic Term SOFR: If the Interest Period of a Loan is, after giving effect to paragraph (a) above, either the applicable Fallback Interest Period or shorter than the applicable Fallback Interest Period and, in either case, no Term SOFR is available for the Interest Period of that Loan, the applicable Reference Rate

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shall be the Historic Term SOFR for that Loan.

(c)

Cost of Funds: If paragraph (b) above applies but the Historic Term SOFR is not available for the Interest Period of the relevant Loan, there shall be no Reference Rate for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period.

10.2	Market Disruption

If before 5 p.m. in Hong Kong on the Business Day immediately following the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan would be in excess of the interest rate otherwise payable on that Loan in accordance with the provisions hereof (excluding any borrower specific risk premium) then Clause 10.3 (Cost of Funds) shall apply to that Loan for the relevant Interest Period.

10.3	Cost of Funds
(a)	If this Clause 10.3 applies, the rate of interest on the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:
(i)	the Margin; and
(ii)

the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by 5 p.m. on the date falling five (5) Business Days after the Quotation Day, to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)

If this Clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.
(d)	If this Clause 10.3 applies pursuant to Clause 10.2 (Market Disruption) and:
(i)	a Lender’s Funding Rate is less than the Market Disruption Rate; or
(ii)	a Lender does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Lender of funding its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate.

(e)

If this Clause 10.3 applies pursuant to Clause 10.1 (Unavailability of Term SOFR) but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders.

10.4	Notification to Borrower

If Clause 10.3 (Cost of Funds) applies the Agent shall, as soon as is practicable, notify the Borrower.

10.5	Break Costs

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(a)

The Borrower shall, within three (3) Business Days of demand by the Agent (for account of a Finance Party) pay to the Agent (for account of that Finance Party) its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.
11.	Fees
11.1	Commitment Fee for Facility B
(a)

The Borrower shall pay to the Agent (for the account of each Lender) a fee computed and accruing on a daily basis at the rate of zero point two five per cent. (0.25%) per annum on the undrawn and uncancelled amount of each Lender’s Commitment under Facility B for the Commitment Fee Period (Facility B) at 5 p.m. (Hong Kong time) on each day of the Commitment Fee Period (Facility B) (or, if any such day shall not be a Business Day, at 5 p.m. (Hong Kong time) on the immediately preceding Business Day).

(b)	The accrued commitment fee is payable:
(i)	on the last day of each successive period of three (3) Months which ends during the Commitment Fee Period (Facility B);
(ii)	on the last day of the Commitment Fee Period (Facility B); and
(iii)	if a Lender’s Commitment is reduced to zero before the last day of the Availability Period of the Facility B, on the day on which such reduction to zero becomes effective.
11.2	Arrangement Fee

The Borrower shall pay to the Agent (for the account of each of the Original Mandated Lead Arrangers and Bookrunners) an arrangement fee in the amount and at the times agreed in a Fee Letter.

11.3	Agency Fee

The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

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Section 6

Additional Payment Obligations

12.	Tax Gross-up and Indemnities
12.1	Tax Definitions

In this Clause 12:

“Tax Credit” means a credit against, relief or remission for, or repayment of any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax Gross-Up) or a payment under Clause 12.3 (Tax Indemnity).

Unless a contrary indication appears, in this Clause 12 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

12.2	Tax Gross-Up
(a)

All payments to be made by the Borrower to any Finance Party under the Finance Documents shall be made free and clear of and without any Tax Deduction unless the Borrower is required to make a Tax Deduction, in which case the sum payable by the Borrower (in respect of which such Tax Deduction is required to be made) shall be increased to the extent necessary to ensure that such Finance Party receives a sum net of any deduction or withholding equal to the sum which it would have received had no such Tax Deduction been made or required to be made.

(b)

The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

(c)

If the Borrower is required to make a Tax Deduction, the Borrower shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(d)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3	Tax Indemnity
(a)

Without prejudice to Clause 12.2 (Tax Gross-Up), if any Finance Party is required to make any payment of or on account of Tax on or in relation to any sum received or receivable under the Finance Documents (including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party whether or not actually received or receivable) or if any liability in respect of any such payment is asserted, imposed, levied or assessed against any Finance Party, the Borrower shall, within three Business Days of demand of the Agent, promptly indemnify the Finance Party which suffers a loss or liability as a result against such payment or liability, together with any

32

interest, penalties, costs and expenses payable or incurred in connection therewith, provided that this Clause 12.3 shall not apply to:

(i)

any Tax imposed on and calculated by reference to the net income actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which such Finance Party is incorporated;

(ii)

any Tax imposed on and calculated by reference to the net income of the Facility Office of such Finance Party actually received or receivable by such Finance Party (but, for the avoidance of doubt, not including any sum deemed for the purposes of Tax to be received or receivable by such Finance Party but not actually receivable) by the jurisdiction in which its Facility Office is located; or

(iii)	a FATCA Deduction required to be made by a Party.
(b)	A Finance Party intending to make a claim under paragraph (a) above shall notify the Agent of the event giving rise to the claim, whereupon the Agent shall notify the Borrower thereof.
(c)	A Finance Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.
12.4	Tax Credit

If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and
(b)	that Finance Party has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Borrower.

12.5	Stamp Taxes

The Borrower shall:

(a)	pay all stamp duty, registration and other similar Taxes payable in respect of any Finance Document; and
(b)

within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to any stamp duty, registration or other similar Tax paid or payable in respect of any Finance Document, provided that the Borrower shall not be liable for any stamp duty imposed in the Cayman Islands as a result of the actions of any Finance Party other than those relating to legal proceedings in the Cayman Islands in connection with the Facilities or the Finance Documents.

12.6	Indirect Tax
(a)

All amounts set out or expressed in a Finance Document to be payable by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If any Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that Party shall pay to the Finance Party (in addition to and

33

at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by that Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that it is not entitled to credit or repayment in respect of the Indirect Tax.

12.7	FATCA Information
(a)	Subject to paragraph (c) below, each Party shall, within 10 Business Days of a reasonable request by another Party:
(i)	confirm to that other Party whether it is:
(A)	a FATCA Exempt Party; or
(B)	not a FATCA Exempt Party;
(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;
(ii)	any fiduciary duty; or
(iii)	any duty of confidentiality.
(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within 10 Business Days supply to the Agent:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

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(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;
(iii)	the date a new US Tax Obligor accedes as a Borrower; or
(iv)	where a Borrower is not a US Tax Obligor, the date of a request from the Agent,

supply to the Agent:

(A)	a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the Borrower.
(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

12.8	FATCA Deduction
(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

13.	Increased Costs
13.1	Increased Costs
(a)

Subject to Clause 13.3 (Exceptions) the Borrower shall, within three (3) Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

35

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation;
(ii)	compliance with any law or regulation; or
(iii)

the implementation or application of or compliance with Basel III or CRD IV, or any other law or regulation which implements Basel III or CRD IV (whether such implementation, application or compliance is by a government, regulator, a Finance Party or any of its Affiliates), in each case, made after the Signing Date.

The terms “law” and “regulation” in this paragraph (a) shall include any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this Agreement:

“Basel III” means:

(i)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(ii)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(iii)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(i)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(ii)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms.

“Increased Costs” means:

(i)

a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party);

(ii)	an additional or increased cost; or
(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to the undertaking, funding or performance by such Finance Party

36

of any of its obligations under any Finance Document or any participation of such Finance Party in any Loan or Unpaid Sum.

13.2	Increased Cost Claims
(a)

A Finance Party (other than the Agent) intending to make a claim pursuant to Clause 13.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party (other than the Agent) shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.
13.3	Exceptions

Clause 13.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by the Borrower;
(b)	attributable to a FATCA Deduction required to be made by a Party;
(c)

compensated for by Clause 12.3 (Tax Indemnity) (or would have been compensated for under Clause 12.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (a) of Clause 12.3 (Tax Indemnity) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;
(e)

attributable to the implementation or application of, or compliance with, Basel III or CRD IV to the extent that a Finance Party knew about or could reasonably be expected to have known the amounts of such Increased Costs at the time it becomes a Party;

(f)	attributable to compliance by the relevant Finance Party or its Affiliates with the reserve requirement ratio or any similar measures imposed by the People’s Bank of China; or
(g)

attributable to any penalty having been imposed by the relevant central bank or monetary or fiscal authority upon a Finance Party (oy any Affiliate of it) by virtue of it having exceeded any country or sector borrowing limits or breached any directives imposed upon it.

14.	Mitigation by the Lenders
14.1	Mitigation
(a)

Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax Gross-Up and Indemnities) or Clause 13 (Increased Costs), including in relation to any circumstances which arise following the Signing Date, transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.
14.2	Limitation of Liability
(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under

37

Clause 14.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 14.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.
14.3	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;
(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or
(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.
15.	Other Indemnities
15.1	Currency Indemnity
(a)

If any sum due from the Borrower under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against the Borrower; or
(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.
15.2	Other Indemnities

The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;
(b)	the Information Memorandum or any other information produced or approved by the Borrower being or being alleged to be misleading and/or deceptive in any material respect;
(c)

any enquiry from, investigation by, subpoena (or similar order) by or litigation before, in each case, any court or governmental agency with competent jurisdiction with respect to the Borrower or with respect to the transactions financed under this Agreement;

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(d)

a failure by the Borrower to pay any amount due under a Finance Document on its due date or in the relevant currency, including any cost, loss or liability arising as a result of Clause 25 (Sharing among the Finance Parties);

(e)

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(f)

a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower pursuant to Clause 7.4 (Voluntary Prepayment of Facility A Loans) or Clause 7.5 (Voluntary Prepayment of Facility B Loans).

15.3	Indemnity to the Agent
(a)	The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:
(i)	investigating any event which it reasonably believes is a Default;
(ii)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or
(iii)	instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement.
(b)	The indemnity to the Agent shall survive the termination or expiry of this Agreement and the resignation or replacement of the Agent.
16.	Costs and Expenses
16.1	Transaction Expenses

The Borrower shall, within three (3) Business Days of demand, pay the Administrative Parties the amount of all costs and expenses (including legal fees in such amounts agreed by the Borrower) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

(a)	this Agreement and any other documents referred to in this Agreement; and
(b)	any other Finance Documents executed after the Signing Date.
16.2	Amendment Costs

If:

(a)	the Borrower requests an amendment, waiver or consent;
(b)	an amendment is required pursuant to Clause 26.10 (Change of Currency); or
(c)	an amendment is made pursuant to Clause 32.6 (Changes to Reference Rates),

the Borrower shall, within three (3) Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees in such amounts agreed by the Borrower, provided, however, that notwithstanding this Clause and Clause 26.10 (Change of Currency), the Agent shall, without liability, not be obliged to act on any such request or amendment unless and until such amounts of legal fees have been agreed by the Borrower in writing) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

39

16.3	Enforcement Costs

The Borrower shall, within three (3) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

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Section 7

Representations, Undertakings and Events of Default

17.	Representations

The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the Signing Date.

17.1	Status
(a)	It is a corporation, duly incorporated and validly existing and in good standing under the law of its jurisdiction of incorporation.
(b)	It and each of its Subsidiaries has the power to own its assets and carry on its business in all material respects as it is being conducted.
17.2	Binding Obligations

The obligations expressed to be assumed by it in each Finance Document are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

17.3	Non-Conflict with other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

(a)	any law or regulation applicable to it;
(b)	its constitutional documents; or
(c)	any agreement or instrument binding upon it or any of its assets, save to the extent that the same could not reasonably be expected to have a Material Adverse Effect.
17.4	Power and Authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

17.5	Validity and Admissibility in Evidence

All Authorisations required:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party;
(b)	subject to the Legal Reservations, to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation; and
(c)	for it and its Subsidiaries to carry on their business, and which are material,

have been obtained or effected and are in full force and effect.

17.6	Governing Law and Enforcement
(a)	Subject to the Legal Reservations, the choice of Hong Kong law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

41

(b)	Subject to the Legal Reservations, any judgment obtained in Hong Kong in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation.
17.7	Deduction of Tax

It is not required under the law applicable where it is incorporated or resident or at the address specified in this Agreement to make any Tax Deduction from any payment it may make under any Finance Document.

17.8	No Filing or Stamp Taxes

Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for:

(a)	stamp duty that will be payable in relation to any Finance Documents which is brought into, executed in or produced before a court of the Cayman Islands; and
(b)	the filing of the transactions contemplated under this Agreement with NDRC pursuant to NDRC Circular 2044.
17.9	No Default
(a)	No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.
(b)

No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which might have a Material Adverse Effect.

17.10	No Misleading Information
(a)

Any written factual information contained in or provided by any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b)	Any financial projections contained in the Information Memorandum have been prepared on the basis of recent historical information and on the basis of reasonable assumptions.
(c)

Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

(d)

All written information (other than the Information Memorandum) supplied by any member of the Group was true, complete and accurate in all material respects as at the date it was given and was not misleading in any material respect.

17.11	Financial Statements
(a)

Its financial statements most recently supplied to the Agent (which, at the Signing Date, are its Original Financial Statements) were prepared in accordance with GAAP consistently applied save to the extent expressly disclosed in such financial statements.

(b)

Its financial statements most recently supplied to the Agent (which, at the Signing Date, are its Original Financial Statements) give a true and fair view of (if audited) or fairly represent (if unaudited) its consolidated financial condition and operations for the

42

period to which they relate, save to the extent expressly disclosed in such financial statements.

(c)	There has been no material adverse change in the business or consolidated financial condition of the Group since 31 December 2021.
17.12	Pari Passu Ranking

Its payment obligations under the Finance Documents rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.13	No Proceedings Pending or Threatened
(a)

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency, which are reasonably likely to be adversely determined and if so adversely determined, might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries.

(b)

No judgment or order of a court, arbitral body or agency which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries.

17.14	Authorised Signatures

Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (e) of Clause 18.4 (Information: Miscellaneous) is authorised to sign Utilisation Requests, Selection Notices and other notices on its behalf.

17.15	Environmental Laws
(a)

To the best of its knowledge and belief (having made due and careful enquiry), no circumstances have occurred which would prevent the compliance by any member of the Group with Clause 20.7 (Environmental Compliance) in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim is reasonably likely to be determined against that member of the Group and if adversely determined, has or is reasonably likely to have a Material Adverse Effect.

17.16	Anti-Money Laundering and Anti-Terrorism Financing Laws

The operations of each member of the Group and (to the best of its knowledge) any of the officers, directors, employees or agents acting for or on behalf of any member of the Group are, and have been, conducted at all times in compliance with Anti-Money Laundering and Anti-Terrorism Financing Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Borrower or a member of the Group with respect to Anti-Money Laundering and Anti-Terrorism Financing Laws is pending and, to the best of the knowledge and belief of each member of the Group having made all reasonable enquiries, no such actions, suits or proceedings are threatened in writing.

17.17	Anti-Bribery and Corruption Conduct
(a)

Each member of the Group has conducted and is conducting its businesses in compliance with the Anti-Bribery and Corruption Laws, and (to the best of the Borrower’s knowledge) each of their officers, directors, employees and agents acting

43

on their behalf and in their capacity as such is in compliance with the Anti-Bribery and Corruption Laws.

(b)	Each member of the Group has instituted and maintained systems, controls, policies and procedures designed to ensure compliance with the Anti-Bribery and Corruption Laws.
(c)

No member of the Group, nor (to the best of the Borrower’s knowledge) any of their respective directors, officers, employees or agents (in their capacity as such) has been or is subject to any litigation, arbitration or administrative, regulatory or criminal proceedings or investigation with regard to any actual or alleged unlawful payment, improper transfer of value or other violation of any Anti-Bribery and Corruption Laws and, (to the best of the Borrower’s knowledge) no such actions, suits, proceedings, or investigations are threatened or contemplated.

17.18	Sanctions
(a)

No member of the Group has used or intends to use directly or indirectly the proceeds of any Facility hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity:

(i)	to fund or facilitate any activities of or business with any individual or entity that, at the time of such funding or facilitation, is a Sanction Target;
(ii)	to fund or facilitate any activities of or business in any Sanctioned Country; or
(iii)	in any other manner that will result in a violation by any person participating in the transaction, whether as Finance Party or otherwise, of Sanctions.
(b)

No member of the Group nor any of their respective directors, officers, employees, agents, controlled affiliates or other person acting on their behalf is a Sanction Target, or acts directly or indirectly on behalf of a Sanction Target.

(c)	Each member of the Group has instituted and maintain(s) policies and procedures designed to ensure compliance with applicable Sanctions.
(d)	No member of the Group knows or has reason to believe that it is or may become subject of Sanctions-related investigations or juridical proceedings.
(e)	The representations made in this Clause 17.18 shall apply only if and to the extent that they do not result in a violation of the Council Regulation (EC) No. 2271/96 of 22 November 1996, as amended.
17.19	Repetition

The Repeating Representations are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of each Utilisation Request and the first day of each Interest Period.

18.	Information Undertakings

The undertakings in this Clause 18 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1	Financial Statements

The Borrower shall supply to the Agent in sufficient copies for all the Lenders:

(a)	as soon as the same become available, but in any event within 150 days after the end

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of each of its financial years, its audited consolidated financial statements for that financial year; and

(b)

as soon as the same become available, but in any event within 120 days after the end of each quarter of each of its financial years, its unaudited consolidated financial statements for that financial quarter.

Notwithstanding the foregoing, the Borrower will be deemed to have furnished the information and reports referred to above to the Agent if the Borrower has filed such information or reports with the HKSE or the Securities and Exchange Commission and such information and reports are publicly available.

18.2	Compliance Certificate

The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a) or (b) of Clause 18.1 (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial Covenants) as at the date as at which those financial statements were drawn up and (in the case of each Compliance Certificate supplied with each set of Annual Financial Statements only) set out a list of Principal Controlled Entities.

18.3	Requirements as to Financial Statements
(a)

Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial Statements) shall be certified by a director or a chief financial officer of the Borrower as giving a true and fair view of (in the case of any such financial statements which are audited) or fairly representing (in the case of any such financial statements which are unaudited) its financial condition as at the date as at which those financial statements were drawn up.

(b)

The Borrower shall procure that each set of its financial statements delivered pursuant to Clause 18.1 (Financial Statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for the Borrower unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

(i)

a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Borrower’s Original Financial Statements were prepared; and

(ii)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 19 (Financial Covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Borrower’s Original Financial Statements.

Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

18.4	Information: Miscellaneous

The Borrower shall supply to the Agent (in sufficient copies for all the Finance Parties, if the Agent so requests):

(a)	all documents dispatched by the Borrower to its creditors generally at the same time as they are despatched;

45

(b)

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, and which are likely to be adversely determined and if so adversely determined, would reasonably be expected to have a Material Adverse Effect;

(c)

promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect;

(d)	promptly, such further information regarding the financial condition, business and operations of any member of the Group as any Finance Party (through the Agent) may reasonably request; and
(e)	promptly, notice of any change in authorised signatories of the Borrower signed by a director of the Borrower accompanied by specimen signatures of any new authorised signatories.
18.5	Notification of Default
(a)	the Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.
(b)

Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by a director or its chief financial officer on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.6	Direct Electronic Delivery by Borrower

The Borrower may satisfy its obligation under this Agreement to deliver any information in relation to a Lender by delivering that information directly to that Lender in accordance with Clause 28.5 (Electronic Communication) to the extent that Lender and the Agent agree to this method of delivery.

18.7	“Know your Customer” Checks
(a)

The Borrower shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender (including for any Lender on behalf of any prospective new Lender)) in order for the Agent, such Lender or any prospective new Lender to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to conduct all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct.

18.8	Exceptions
(a)	The Borrower shall not be required to comply with the requirements in Clause 18.4 (Information: Miscellaneous) to the extent that:
(i)

compliance with such requirements may, in the reasonable opinion of the Borrower’s legal counsel, render the Borrower or its Affiliate in breach of any applicable law, regulation, listing rules or any confidentiality obligations to which the Borrower or its Affiliate is subject (other than any such confidentiality obligations entered into by the Borrower intentionally with a

46

view to circumventing any disclosure obligation under Clause 18.4 (Information: Miscellaneous)); or

(ii)	any document or information to be provided pursuant to such requirements is publicly available.
(b)

Notwithstanding any other provision of this Agreement or any other Finance Document, the Borrower shall not be required to provide any document or information or give any notification that may otherwise be required to be provided under any Finance Document if, in the good faith opinion of the Borrower, such document, information or notification (or the contents thereof) is or likely to constitute Material Non-Public Information and no breach of any Finance Document (or any representation or warranty under or in connection with any Finance Document) and no Default or Event of Default shall (or shall be deemed to) occur by virtue of any failure to provide such document, information or notification.

19.	Financial Covenants
19.1	Financial definitions

In this Agreement:

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or A3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	any Finance Party;
(c)	a bank or financial institution with which a member of the Group has a bank account at the date of this Agreement; or
(d)	any other bank or financial institution as approved by the Majority Lenders.

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of any indebtedness of members of the Group for or in respect of:

(a)	moneys borrowed and debit balances at banks or other financial institutions;
(b)	any acceptances under any acceptance credit or bill discount facility (or dematerialised equivalent);
(c)

any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument (including any such securities convertible or exchangeable (whether at the option of the holder thereof or otherwise and whether such conversion is conditional or otherwise) into any shares, capital stock, equity interest or depositary receipt, or any depositary receipt in respect of any such securities, save where the same is convertible at the sole option of the issuer at any time before the Final Repayment Date);

(d)	any Finance Lease;
(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis and meet any requirements for de-recognition under GAAP);
(f)	any counter-indemnity obligation in respect of a guarantee, bond, standby or

47

documentary letter of credit or any other instrument issued by a bank or financial institution in respect of (i) an underlying liability of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition or (ii) any liabilities of any member of the Group relating to any post-retirement benefit scheme;

(g)	any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the Final Repayment Date or are otherwise classified as borrowings under GAAP;
(h)

any amount of any liability under an advance or deferred purchase agreement if (i) one of the primary reasons behind the entry into the agreement is to raise finance or to finance the acquisition or construction of the asset or service in question or (ii) the agreement is in respect of the supply of assets or services and payment is due more than 90 days after the date of supply;

(i)

any amount raised under any other transaction (including any forward sale or purchase agreement, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under GAAP; and

(j)	(without double counting) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

“Cash” means, at any time, cash in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group with an Acceptable Bank and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable on demand;
(b)

repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition; and

(c)

there is no Security over that cash except for any Security or Quasi-Security described in paragraph (c) of Clause 20.4 (Negative Pledge) constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements.

“Cash Equivalent Investments” means at any time:

(a)

(x) time deposits, demand deposits, structured bank deposits of a capital protection nature, investments of a principal protection nature or certificates of deposit, in each case, maturing within one year after the relevant date of calculation; or (y) overnight bank deposits and, in each case of (x) and (y), issued or offered by an Acceptable Bank or any wholly-owned Subsidiary of an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, Hong Kong, Australia, the Republic of Singapore, Japan, Canada, the PRC, any member state of the European Economic Area or any Participating Member State that has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation;

(c)	commercial paper:

48

(i)	for which a recognised trading market exists;
(ii)	that matures within one year after the relevant date of calculation; and
(iii)

that has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer or guarantor of which has, in respect of its long- term unsecured and non-credit enhanced debt obligations, an equivalent rating;

(d)

bonds or notes which have not more than one year remaining to maturity and, at the time of acquisition, have a rating of at least A- from Standard & Poor’s Rating Services or at least A3 from Moody’s Investor Services Limited;

(e)

any investment in money market funds that (i) invest a substantial part of their assets in cash or securities of the types described in paragraphs (a) to (c) above; and (ii) can be turned into cash on not more than 30 days’ notice; or

(f)	any other debt security approved by the Agent (acting on the instructions of the Majority Lenders),

in each case, to which any Group Member is alone (or together with other Group Members) beneficially entitled at that time and that is not issued or guaranteed by any Group Member or subject to any Security or Quasi-Security described in paragraph (c) of Clause 20.4 (Negative Pledge) constituted by a netting or set-off arrangement entered into by members of the Group in the ordinary course of their banking arrangements.

“Consolidated EBITDA” means, in respect of any Relevant Period, the “Adjusted EBITDA” as shown in the latest financial statements of the Borrower delivered pursuant to of Clause 18.1 (Financial Statements) in respect of that Relevant Period.

“Consolidated Interest Expenses” means, for any Relevant Period, the aggregate amount of the accrued interest in respect of Borrowings paid or payable by any member of the Group (calculated on a consolidated basis) in cash or capitalised in respect of that Relevant Period:

(a)	including any amortisation of upfront or similar fees in respect of Borrowings (which amortisation is attributable to that Relevant Period);
(b)	including the interest (but not the capital) element of payments in respect of Finance Leases;
(c)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement;
(d)	if a Joint Venture (that is not a member of the Group) is accounted for on a proportionate consolidation basis, after adding the Group’s share of the interest payable of the Joint Venture; and
(e)	taking no account of any unrealised gains or losses on any derivative instruments or financial instruments other than any derivative instruments which are accounted for on a hedge accounting basis;

and so that no amount shall be added (or deducted) more than once.

“Consolidated Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:

(a)	excluding any such obligations to any other member of the Group;

49

(b)	including, in the case of Finance Leases only, their capitalised value; and
(c)	deducting the aggregate amount of Cash and Cash Equivalent Investment held by any member of the Group at that time,

and so that no amount shall be included or excluded more than once.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with GAAP, be treated as a balance sheet liability.

“Financial Year” means the annual accounting period of the Group ending on or about 31 December in each year.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“Relevant Period” means each period of 12 months, ending on or about the last day of the Financial Year and each period of 12 months ending on or about the last day of each financial half-year of the Group.

19.2	Financial Condition

The Borrower shall ensure that:

(a)	the ratio of Consolidated Net Debt on the last day of a Relevant Period to Consolidated EBITDA in respect of that Relevant Period shall not exceed 2:1; and
(b)	the ratio of Consolidated EBITDA to Consolidated Interest Expenses in respect of any Relevant Period shall not be less than 4:1.
19.3	Financial Testing
(a)

The financial covenants set out in paragraphs (a) to (b) of Clause 19.2 (Financial Condition) shall be calculated in accordance with GAAP and tested semi-annually by reference to each of the financial statements delivered pursuant to Clause 18.1 (Financial Statements):

(i)

(in respect of any testing to be conducted at the end of the financial half-year of the Borrower) the financial statements delivered pursuant to paragraph (b) of Clause 18.1 (Financial Statements); and

(ii)	(in respect of any testing to be conducted at the end of the Financial Year of the Borrower) the financial statements delivered pursuant to paragraph (a) of Clause 18.1 (Financial Statements),

and in each case, each Compliance Certificate delivered pursuant to Clause 18.2 (Compliance Certificate) in respect of the Relevant Period.

(b)	For the purpose of this Clause 19, no item shall be included or excluded more than once in any calculation.
20.	General Undertakings

The undertakings in this Clause 20 remain in force from the Signing Date for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1	Authorisations

The Borrower shall promptly:

50

(a)	obtain, comply with and do all that is necessary to maintain in full force and effect; and
(b)	at the request of the Agent, supply certified copies to the Agent of,

any Authorisation required to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

20.2	Compliance with Laws

The Borrower shall (and shall ensure each other member of the Group will) comply in all respects with all laws to which it may be subject (including without limitation the regulations and rules issued by NDRC), if failure so to comply would reasonably expected to have a Material Adverse Effect.

20.3	Pari Passu Ranking

The Borrower shall ensure that its payment obligations under the Finance Documents rank and continue to rank at least pari passu with the claims of all of its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

20.4	Negative Pledge

In this Clause 20.4, “Quasi-Security” means an arrangement or transaction described in paragraph (b) below.

(a)	The Borrower shall not (and shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.
(b)	The Borrower shall not (and shall ensure that no other member of the Group will):
(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by the Borrower or any other member of the Group;
(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;
(iii)	enter into or permit to subsist any title retention arrangement;
(iv)	enter into or permit to subsist any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or
(v)	enter into or permit to subsist any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to:
(i)	any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances;
(ii)	any payment or close-out netting or set-off arrangement pursuant to any hedging transaction entered into by a member of the Group for the purpose of:
(A)	hedging any risk to which any member of the Group is exposed in its

51

ordinary course of trading; or

(B)	its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only,

excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a hedging transaction;

(iii)

any lien arising by operation of law and in the ordinary course of trading provided that the debt which is secured thereby is paid when due or contested in good faith by appropriate proceedings and properly provisioned;

(iv)	any Security or Quasi-Security created pursuant to any Finance Document;
(v)

any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group; or

(vi)

any Security or Quasi-Security securing indebtedness the principal amount of which (when aggregated with the principal amount of any other indebtedness which has the benefit of Security or Quasi-Security given by any member of the Group other than any permitted under paragraphs (i) to (v) above) does not exceed the higher of US$500,000,000 (or its equivalent in another currency or currencies) and the amount equal to five per cent. (5%) of the Consolidated Total Assets as at the time of creation of such Security or Quasi-Security.

20.5	Disposals
(a)

The Borrower shall not (and shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:
(i)	made in the ordinary course of trading of the disposing entity;
(ii)	of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose (other than an exchange of a non-cash asset for cash);
(iii)

of any minority equity interests in a company (which is not a member of the Group) made by any Group Member provided that (A) the consideration receivable will be in cash only and (B) such disposal is made on arm’s length basis;

(iv)	made by a member of the Group to any other member of the Group; or
(v)

where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal by members of the Group, other than any permitted under paragraphs (i) to (iv) above) does not exceed US$200,000,000 (or its equivalent in another currency or currencies) in any financial year.

20.6	Change of Business

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The Borrower shall procure that no substantial change is made to the general nature or scope of the business of the Group (taken as a whole) from that carried on by the Group at the Signing Date.

20.7	Environmental Compliance

The Borrower shall (and shall ensure that each member of the Group will):

(a)	comply with all Environmental Laws;
(b)	obtain and maintain all requisite Environmental Permits;
(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

20.8	Environmental Claims

The Borrower shall inform the Agent in writing as soon as reasonably practicable upon becoming aware of:

(a)	any Environmental Claim which has been commenced or (to the best of the Borrower’s knowledge and belief) is pending or threatened in writing against any member of the Group; or
(b)	any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Group,

in each case where such Environmental Claim is reasonably likely to be determined against that member of the Group and if so adversely determined, has or might reasonably be expected to have a Material Adverse Effect.

20.9	Loans and Guarantees
(a)

The Borrower shall not (and shall ensure that no other member of the Group will) make or allow to subsist any loans, grant any credit (save in the ordinary course of business) or give or allow to remain outstanding any guarantee or indemnity (except as required under any of the Finance Documents) to or for the benefit of any person or otherwise voluntarily assume any liability, whether actual or contingent, in respect of any obligation of any person.

(b)	Paragraph (a) above does not apply to:
(i)	any loan or advance made to any member of the Group;
(ii)	any credit extended by any member of the Group in the ordinary course of business and/or any advance payment made in relation to capital expenditure in the ordinary course of business;
(iii)	any loan or credit constituted by any credit balance at a bank or other financial institution;
(iv)	any loans made to an employee share option scheme or unit trust scheme (or to directors or other employees for the purposes of participating in such schemes);
(v)	any guarantees, indemnities or other contingent liabilities incurred or assumed in the ordinary course of business;

53

(vi)

any loan or credit not otherwise permitted pursuant to the preceding paragraphs so long as the aggregate amount of all such loans and credits does not at any time exceed forty per cent. (40%) of the Consolidated Total Equity as at the time of extension of such loan or credit; and

(vii)	any loan, advance, guarantee or indemnity with the prior written consent of the Agent (acting on the instructions of the Majority Lenders).
20.10	Use of Proceeds
(a)	The Borrower shall apply the proceeds of the Loans towards the purposes set out in, and in the manner stipulated in, Clause 3 (Purpose).
(b)

The Borrower shall ensure that no Loan borrowed under the Facility is used in a way in conflict with any applicable laws and regulations (including, where applicable, any PRC laws and regulations relating to cross-border loans and outbound security and guarantee or foreign debts).

(c)

The Borrower shall not (and shall ensure no other member of the Group will) knowingly use (and shall procure that none of its directors, officers or employees will knowingly use) any proceeds of the Loans, whether directly or indirectly:

(i)	in any manner that would result in the violation by any Party of any Sanctions, Anti-Money Laundering and Anti-Terrorism Financing Laws or Anti-Bribery and Corruption Laws; or
(ii)

to lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity in a manner that would result in the violation by any Party of any Sanctions, Anti-Money Laundering and Anti-Terrorism Financing Laws or Anti-Bribery and Corruption Laws.

20.11	Sanctions Compliance

The Borrower shall (and shall ensure that each member of the Group will) ensure that proceeds of the Loan will not directly or knowingly indirectly be lent, contributed or otherwise made available to any person or entity (whether or not related to the Borrower or any member of the Group) for the purpose of financing the activities of any person subject to Sanctions or, of any Sanction Target, or for the benefit of any Sanctioned Country.

20.12	Anti-Bribery and Corruption Law

The Borrower shall (and shall ensure that each other member of the Group will) conduct its business in compliance with the Anti-Bribery and Corruption Laws, ensure that each of its or their officers, directors, employees and agents (acting in their capacity as such) will comply with all Anti-Bribery and Corruption Laws and maintain systems, controls, policies and procedures reasonably designed to:

(a)	detect incidences of bribery and corruption; and
(b)	promote compliance with the Anti-Bribery and Corruption Laws.
20.13	NDRC Filing

The Borrower shall, at any time at the request of any Finance Party (through the Agent), at its own cost take whatever actions (including, executing any documents, obtaining any approval and completing any registration, filing or recording) that any such Finance Party may reasonably require in order to assure that all and any legal and regulatory requirement in the PRC applicable to the transactions contemplated under the Finance Documents are duly

54

complied with, without prejudice to the Borrower’s other representations and warranties or covenants relating to its compliance with laws and regulations in the Finance Documents, including the requirement of filing under NDRC Circular 2044.

21.	Events of Default

Each of the events or circumstances set out in the following sub-clauses of this Clause 21 (other than Clause 21.14 (Acceleration)) is an Event of Default.

21.1	Non-Payment

The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:
(i)	administrative or technical error; or
(ii)	a Disruption Event; and
(b)	payment is made within three (3) Business Days of its due date.
21.2	Financial Covenants

Any requirement of Clause 19 (Financial Covenants) is not satisfied.

21.3	Other Obligations
(a)	The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-Payment) and Clause 21.2 (Financial Covenants)).
(b)

No Event of Default under paragraph (a) above in relation to this Clause 21.3 will occur if the failure to comply is capable of remedy and is remedied within fifteen (15) Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the failure to comply.

21.4	Misrepresentation
(a)

Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

(b)

No Event of Default under paragraph (a) above in relation to this Clause 21.4 will occur if the misrepresentation or misstatement is capable of remedy and is remedied within fifteen (15) Business Days of the earlier of (A) the Agent giving notice to the Borrower and (B) the Borrower becoming aware of the misrepresentation or misstatement.

21.5	Cross Default
(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.
(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(c)	Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event

55

of default (however described).

(d)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

provided that (i) paragraphs (a) to (d) above shall not apply to any Financial Indebtedness that is owing to a member of the Group and (ii) no Event of Default will occur under this Clause 21.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than the higher of (A) US$50,000,000 (or its equivalent in any other currency or currencies) and (B) the amount equal to five per cent. (5%) of the Consolidated Total Equity as of the time when the relevant events set out under paragraphs (a) to (d) (as applicable) above have occurred.

21.6	Insolvency
(a)

Any Key Entity or any Principal Controlled Entity is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness.

(b)	The value of the assets of any Key Entity or any Principal Controlled Entity is less than its liabilities (taking into account contingent and prospective liabilities).
(c)	A moratorium is declared in respect of any indebtedness of any Key Entity or any Principal Controlled Entity.
21.7	Insolvency Proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(a)

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Key Entity or any Principal Controlled Entity other than a solvent liquidation or reorganisation of any Key Entity or any Principal Controlled Entity;

(b)

a composition or arrangement with any creditor of any Key Entity or any Principal Controlled Entity, or an assignment for the benefit of creditors generally of any Key Entity or any Principal Controlled Entity or a class of such creditors;

(c)

the appointment of a liquidator (other than in respect of a solvent liquidation of any Key Entity or any Principal Controlled Entity), receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of any Key Entity or any Principal Controlled Entity or any of its respective assets; or

(d)	enforcement of any Security over any assets of any Key Entity or any Principal Controlled Entity,

or any analogous procedure or step is taken in any jurisdiction.

Paragraph (a) above shall not apply to any corporate action, legal proceedings or other procedure or step (brought by any person that is not a member of the Group) which is being contested in good faith and with due diligence and is discharged, stayed or dismissed within 21 days of commencement.

21.8	Creditors’ Process

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Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group having an aggregate value of not less than the higher of (a) US$100,000,000 (or its equivalent in any other currency or currencies) and (b) the amount equal to three per cent. (3.0%) of the Consolidated Total Equity as of the time when the such expropriation, attachment, sequestration, distress or execution has been effected and is not discharged within 30 days.

21.9	Unlawfulness and invalidity
(a)	It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.
(b)

Any obligation or obligations of the Borrower under any Finance Documents are not or cease to be legal, valid, binding or enforceable (subject to the Legal Reservations) and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)	Any Finance Document ceases to be in full force and effect or is alleged by a party to it (other than a Finance Party) to be ineffective.
21.10	Repudiation and Rescission

The Borrower rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document, or evidences an intention to rescind or repudiate a Finance Document.

21.11	Nationalisation or Expropriation

The authority or ability of any member of the Group to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any governmental, regulatory or other authority or other person in relation to any member of the Group or any of its assets, and taking into account the authority or ability of the Group to conduct its business as a whole, such event has or could reasonably be expected to have a Material Adverse Effect.

21.12	Cessation of Business

The Borrower suspends or ceases to carry on all or a material part of the business of the Group (taken as a whole).

21.13	Material Adverse Change

Any event or circumstance occurs which, in the opinion of the Majority Lenders, has or is reasonably likely to have a Material Adverse Effect.

21.14	Acceleration

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, by notice to the Borrower:

(a)	without prejudice to the participations of any Lender in any Loans then outstanding:
(i)

cancel each Available Commitment of each Lender, whereupon each such Available Commitment shall immediately be cancelled and each Facility shall immediately cease to be available for further utilisation; or

(ii)

cancel any part of any Commitment (and reduce such Commitment accordingly), whereupon the relevant part shall immediately be cancelled (and the relevant Commitment shall be immediately reduced accordingly);

(b)	declare that all or part of the Loans, together with accrued interest, and all other

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amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

(c)	declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

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Section 8

Changes to Parties

22.	Changes to the Lenders
22.1	Assignments and Transfers by the Lenders

Subject to this Clause 22:

(a)	a Lender (the “Existing Lender”) may:
(i)	assign any of its rights; or
(ii)	transfer by novation any of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”); and

(b)	a Lender may sub-participate any of its rights and/or obligations under this Agreement.
22.2	Conditions of Assignment, Transfer or Sub-participation
(a)	The consent of the Borrower is required for an assignment, transfer or sub-participation by a Lender, unless the assignment, transfer or sub-participation (where Voting Rights pass) is:
(i)	to another Lender or an Affiliate of any Lender;
(ii)	to an entity listed on the White List or an Affiliate of an entity listed on the White List; or
(iii)	made at a time when an Event of Default has occurred and is continuing.
(b)

For the avoidance of doubt, any transfer of credit risk on any Loan through a total return swap, sub-participation or other back-to-back contractual arrangement where Voting Rights do not pass is permitted without the prior consent of the Borrower.

(c)

To the extent that the consent of the Borrower is required pursuant to sub-paragraph (a) above, such consent of the Borrower to an assignment, transfer or sub-participation by a Lender must not be unreasonably withheld. The Borrower will be deemed to have given its consent ten (10) Business Days after the Borrower has received the relevant request from that Lender (through the Agent) unless consent is expressly refused by the Borrower within that time.

(d)	A transfer will be effective only if the procedure set out in Clause 22.5 (Procedure for Transfer) is complied with.
(e)	An assignment will be effective only if the procedure and conditions set out in Clause 22.6 (Procedure for Assignment) are complied with.
(f)	If:
(i)	a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and
(ii)	as a result of circumstances existing at the date such assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New

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Lender or Lender acting through its new Facility Office under Clause 12 (Tax Gross-up and Indemnities) or Clause 13 (Increased Costs),

then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if such assignment, transfer or change had not occurred.

22.3	Assignment or Transfer Fee

The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$2,500.

22.4	Limitation of Responsibility of Existing Lenders
(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;
(ii)	the financial condition of the Borrower and the Group;
(iii)	the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or
(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:
(i)	accept a re-transfer or re-assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or
(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.
22.5	Procedure for Transfer
(a)

Subject to the conditions set out in Clause 22.2 (Conditions of Assignment or Transfer), a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it not less than five (5) Business Days prior to the proposed Transfer Date by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably

60

practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall not be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such New Lender.

(c)	On the Transfer Date:
(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

(iii)

the Agent, the Original Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers and Bookrunners, the Lead Arrangers, the Arrangers, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Original Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers and Bookrunners, the Lead Arrangers, the Arrangers and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.
(d)

The procedure set out in this Clause 22.5 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of transfer of such right or obligation or prohibit or restrict any transfer of such right or obligation, unless such prohibition or restriction shall not be applicable to the relevant transfer or each condition of any applicable restriction shall have been satisfied.

22.6	Procedure for Assignment
(a)

Subject to the conditions set out in Clause 22.2 (Conditions of Assignment or Transfer), an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it not less than five (5) Business Days prior to the proposed Transfer Date by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall not be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems

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desirable) to conduct in relation to the assignment to such New Lender.

(c)	On the Transfer Date:
(i)	the Existing Lender will assign absolutely to the New Lender the rights under the Finance Documents expressed to be the subject of the assignment in the Assignment Agreement;
(ii)

the Existing Lender will be released by the Borrower and the other Finance Parties from the obligations owed by it (the “Relevant Obligations”) and expressed to be the subject of the release in the Assignment Agreement; and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.
(d)

Lenders may utilise procedures other than those set out in this Clause 22.6 to assign their rights under the Finance Documents (but not, without the consent of the Borrower or unless in accordance with Clause 22.5 (Procedure for Transfer), to obtain a release by the Borrower from the obligations owed to the Borrower by the Lenders nor the assumption of equivalent obligations by a New Lender) provided that they comply with the conditions set out in Clause 22.2 (Conditions of Assignment or Transfer).

(e)

The procedure set out in this Clause 22.6 shall not apply to any right or obligation under any Finance Document (other than this Agreement) if and to the extent its terms, or any laws or regulations applicable thereto, provide for or require a different means of assignment of such right or release or assumption of such obligation or prohibit or restrict any assignment of such right or release or assumption of such obligation, unless such prohibition or restriction shall not be applicable to the relevant assignment, release or assumption or each condition of any applicable restriction shall have been satisfied.

22.7	Copy of Transfer Certificate or Assignment Agreement to Borrower

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or an Assignment Agreement, send to the Borrower a copy of that Transfer Certificate or Assignment Agreement.

22.8	Existing Consents and Waivers

A New Lender shall be bound by any consent, waiver, election or decision given or made by the relevant Existing Lender under or pursuant to any Finance Document prior to the coming into effect of the relevant assignment or transfer to such New Lender.

22.9	Exclusion of Agent’s Liability

In relation to any assignment or transfer pursuant to this Clause 22, each Party acknowledges and agrees that the Agent shall not be obliged to enquire as to the accuracy of any representation or warranty made by a New Lender in respect of its eligibility as a Lender.

22.10	Assignments and Transfers to Borrower Group

A Lender may not assign or transfer to any Affiliate of the Borrower any of such Lender’s rights or obligations under any Finance Document, except with the prior written consent of the Majority Lenders.

22.11	Security over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 22, each Lender may without consulting with or obtaining consent from the Borrower, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its

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rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and
(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by the Borrower other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

22.12	Mergers and Corporate Reorganisation and Reconstructions
(a)

If a Lender changes its name it shall, at its own costs and within seven (7) Business Days from the date of the name change, provide to the Agent such evidence as the Agent may reasonably require to confirm:

(i)	the Lenders’ new name and the date from which the change has taken effect; and
(ii)	that the Lender’s obligations remain legal, valid, binding and enforceable obligations following the change of name.
(b)

If a Lender is involved in a corporate reorganisation or reconstruction, it shall at its own costs and within seven (7) Business Days from the effective date of such corporate reorganisation or reconstruction, provide to the Agent such evidence as the Agent may reasonably require to confirm that the Lender’s obligations remain legal, valid and binding obligations enforceable as against the surviving entity after the corporate reorganisation or reconstruction (provided that a SWIFT confirmation together with a copy of the consent to such corporate reorganisation or reconstruction of the relevant regulator in the jurisdiction of the Lender’s lending office shall, in the absence of other confirmation, constitute such evidence).

(c)

If a Lender fails to provide and deliver to the Agent the evidence referred to in paragraphs (a) and (b) above, it shall upon the request of the Agent, sign and deliver to the Agent a Transfer Certificate, transferring all its rights and obligations under the Finance Documents to the new entity.

23.	Changes to the Borrower

The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents, except with the prior written consent of all the Lenders.

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Section 9

The Finance Parties

24.	Role of the Administrative Parties
24.1	Appointment of the Agent
(a)	Each of the other Finance Parties appoints the Agent to act as its agent under and in connection with the Finance Documents.
(b)

Each of the other Finance Parties authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2	Instructions
(a)	The Agent shall:
(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all-Lender decision; and
(B)	in all other cases, the Majority Lenders; and
(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) on behalf of the Lenders.
(f)	The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.

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24.3	Duties of the Agent
(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.
(c)	Without prejudice to Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower), paragraph (b) above shall not apply to any Transfer Certificate or any Assignment Agreement.
(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than to any Administrative Party) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
(h)	The Agent shall not be liable to account for interest on money paid to it by or recovered from the Borrower. Monies held by the Agent need not be segregated except as required by law.
24.4	Role of the Original Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers and Bookrunners, the Lead Arrangers and the Arrangers

Except as specifically provided in the Finance Documents, each of the Original Mandated Lead Arrangers and Bookrunners, each of the Mandated Lead Arrangers and Bookrunners, each of the Lead Arrangers and each of the Arrangers has no obligations of any kind to any other Party under or in connection with any Finance Document.

24.5	No Fiduciary Duties
(a)	Nothing in any Finance Document constitutes any Administrative Party as a trustee or fiduciary of any other person.
(b)	No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
24.6	Business with the Group
(a)	Any Administrative Party may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.
(b)

Each of the Lenders hereby irrevocably waives, in favour of the Agent, any conflict of interest which may arise by virtue of the Agent acting in various capacities under the Finance Documents or for other customers of the Agent. Each of the Lenders acknowledges that the Agent and its affiliates (together, the “Agent Parties”) may have interests in, or may be providing or may in the future provide financial or other services

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to other parties with interests which a Lender may regard as conflicting with its interests and may possess information (whether or not material to the Lenders) other than as a result of the Agent acting as Agent under the Finance Documents, that the Agent may not be entitled to share with any Lender.

(c)

Consistent with its long-standing policy to hold in confidence the affairs of its customers, the Agent will not disclose confidential information obtained from any Lender (without its consent) to any of the Agent’s other customers nor will it use on the Lender’s behalf any confidential information obtained from any other customer. Without prejudice to the foregoing, each of the Lenders agrees that each of the Agent Parties may deal (whether for its own or its customers’ account) in, or advise on, securities of any party and that such dealing or giving of advice, will not constitute a conflict of interest for the purposes of the Finance Documents.

24.7	Rights and Discretions of the Agent
(a)	The Agent may:
(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)	assume that:
(A)	any instructions received by it from the Majority Lenders, any Lender or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(B)	unless it has received notice of revocation, those instructions have not been revoked; and
(iii)	rely on a certificate from any person:
(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-Payment)); and
(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised.
(c)	The Agent may engage, and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary.

(e)	The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or

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by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.
(h)

Notwithstanding any other provision of any Finance Document to the contrary, no Administrative Party is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, the Agent may refrain without liability from doing anything that would or might in its opinion be contrary to any law of any state or jurisdiction (including but not limited to Hong Kong, the United States of America or any jurisdiction forming a part of it and England & Wales) or any directive or regulation of any agency of any such state or jurisdiction and may without liability do anything which is, in its opinion, necessary to comply with any such law, directive or regulation.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

24.8	Responsibility for Documentation

No Administrative Party is responsible or liable for:

(a)

the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by any Administrative Party, the Borrower or any other person given in or in connection with any Finance Document or the Information Memorandum or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or

(c)

any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

24.9	No Duty to Monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;
(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

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(c)	whether any other event specified in any Finance Document has occurred.
24.10	Exclusion of Liability
(a)	Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for:
(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or

(iii)

without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or
(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this paragraph (b) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Ordinance.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige any Administrative Party to conduct:
(i)	any “know your customer” or other procedures in relation to any person; or
(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender,

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on behalf of any Lender and each Lender confirms to each Administrative Party that it is solely responsible for any such procedures or check it is required to conduct and that it shall not rely on any statement in relation to such procedures or check made by any Administrative Party.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss.

(f)

Notwithstanding anything to the contrary in this Agreement or in any other Finance Document, the Agent shall not in any event be liable for any loss or damage, or any failure or delay in the performance of its obligations hereunder if it is prevented from so performing its obligations by any reason which is beyond the control of the Agent, including, but not limited to, any existing or future law or regulation, any existing or future act of governmental authority, Act of God, flood, war whether declared or undeclared, terrorism, riot, rebellion, civil commotion, strike, lockout, other industrial action, general failure of electricity or other supply, aircraft collision, technical failure, accidental or mechanical or electrical breakdown, computer failure or failure of any money transmission system or any event where, in the reasonable opinion of the Agent, performance of any duty or obligation under or pursuant to this Agreement would or may be illegal or would result in the Agent being in breach of any law, rule, regulation, or any decree, order or judgment of any court, or practice, request, direction, notice, announcement or similar action (whether or not having the force of law) of any relevant government, government agency, regulatory authority, stock exchange or self-regulatory organisation to which the Agent is subject.

(g)

Notwithstanding any other term or provision of this Agreement to the contrary, the Agent shall not be liable under any circumstances for special, punitive, indirect or consequential loss or damage of any kind whatsoever, whether or not foreseeable, or for any loss of business, goodwill, opportunity or profit, whether arising directly or indirectly and whether or not foreseeable, even if the Agent is actually aware of or has been advised of the likelihood of such loss or damage and regardless of whether the claim for such loss or damage is made in negligence, for breach of contract, breach of trust, breach of fiduciary obligation or otherwise. The provisions of this Clause shall survive the termination or expiry of this Agreement or the resignation or removal of the Agent.

24.11	Lenders’ Indemnity to the Agent
(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by the Borrower pursuant to a Finance Document).

(b)	The Lenders’ indemnity to the Agent shall survive the termination or expiry of this Agreement and the resignation or replacement of the Agent.
24.12	Resignation of the Agent
(a)	The Agent may resign and appoint one of its Affiliates as successor by giving notice to

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the other Finance Parties and the Borrower.

(b)

Alternatively, the Agent may resign by giving 30 days’ notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Agent (after consultation with the Borrower) may appoint a successor Agent.

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 24 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Borrower shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.
(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 15.3 (Indemnity to the Agent) and this Clause 24 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations among themselves as they would have had if such successor had been an original Party.

(h)

After consultation with the Borrower, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

(i)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three (3) months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents:

(i)

the Agent fails to respond to a request under Clause 12.7 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(ii)

the information supplied by the Agent pursuant to Clause 12.7 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(iii)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or

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will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

24.13	Confidentiality
(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.
(c)

The Agent shall not be obliged to disclose to any Finance Party any information supplied to it by the Borrower or any Affiliates of the Borrower on a confidential basis and for the purpose of evaluating whether any waiver or amendment is or may be required or desirable in relation to any Finance Document.

24.14	Relationship with the Lenders
(a)

The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and
(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five (5) Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 28.5 (Electronic Communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 28.2 (Addresses) and paragraph (a)(ii) of Clause 28.5 (Electronic Communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

24.15	Credit Appraisal by the Lenders

Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to each Administrative Party that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance

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Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;
(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(c)

whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(d)

the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.16	Agent’s Management Time

Any amount payable to the Agent under Clause 15.3 (Indemnity to the Agent), Clause 16 (Costs and Expenses) and Clause 24.11 (Lenders’ Indemnity to the Agent) shall include the cost of utilising the Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Agent may notify to the Borrower and the Lenders, and is in addition to any fee paid or payable to the Agent under Clause 11 (Fees).

24.17	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

24.18	Delegation
(a)	The Agent may, at any time, delegate by power of attorney or otherwise to any person for any period, all or any of the rights, powers and discretions vested in it by any of the Finance Documents.
(b)

That delegation may be made upon any terms and conditions (including the power to sub delegate) and subject to any restrictions that the Agent consider, in its discretion, to be appropriate and it shall not be bound to supervise, or be in any way responsible for any loss incurred by reason of any omission, act, misconduct or default on the part of any such delegate, sub-delegate or Representative.

25.	Sharing among the Finance Parties
25.1	Payments to Finance Parties

If a Finance Party (a “Recovering Finance Party”) receives or recovers (whether by set-off or otherwise) any amount from the Borrower other than in accordance with Clause 26 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

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(a)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;
(b)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 26 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(c)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 26.6 (Partial Payments).

25.2	Redistribution of Payments

The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 26.6 (Partial Payments) towards the obligations of the Borrower to the Sharing Finance Parties.

25.3	Recovering Finance Party’s Rights
(a)

On a distribution by the Agent under Clause 25.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from the Borrower, as between the Borrower and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by the Borrower.

(b)

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

25.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the Borrower and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by the Borrower.
25.5	Exceptions
(a)	This Clause 25 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 25, have a valid and enforceable claim against the Borrower.
(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

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(i)	it notified that other Finance Party of the legal or arbitration proceedings; and
(ii)

that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

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Section 10

Administration

26.	Payment Mechanics
26.1	Payments to the Agent
(a)

On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date by 11:00 a.m. local currency time or at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Payment shall be made to such account with such bank as the Agent, in each case, specifies.
26.2	Distributions by the Agent
(a)

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 26.3 (Distributions to the Borrower) and Clause 26.4 (Clawback and Pre-Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency.

(b)

The Agent shall distribute payments received by it in relation to all or any part of a Loan to the Lender indicated in the records of the Agent as being so entitled on that date provided that the Agent is authorised to distribute payments to be made on the date on which any transfer becomes effective pursuant to Clause 22 (Changes to the Lenders) to the Lender so entitled immediately before such transfer took place regardless of the period to which such sums relate.

26.3	Distributions to the Borrower

The Agent may (with the consent of the Borrower or in accordance with Clause 27 (Set-Off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

26.4	Clawback and Pre-Funding
(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it

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proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Borrower shall on demand refund it to the Agent; and
(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

26.5	Amounts Paid in Error
(a)

If the Agent pays an amount to another Party and within 15 Business Days of the date of payment the Agent notifies that Party that such payment was an Erroneous Payment then the Party to whom that amount was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(b)	Neither:
(i)	the obligations of any Party to the Agent; nor
(ii)	the remedies of the Agent,

(whether arising under this Clause 26.5 or otherwise) which relate to an Erroneous Payment will be affected by any act, omission, matter or thing (including, without limitation, any obligation pursuant to which an Erroneous Payment is made) which, but for this paragraph (b), would reduce, release, preclude or prejudice any such obligation or remedy (whether or not known by the Agent or any other Party).

(c)

All payments to be made by a Party to the Agent (whether made pursuant to this Clause 26.5 or otherwise) which relate to an Erroneous Payment shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

(d)	In this Agreement, “Erroneous Payment” means a payment of an amount by the Agent to another Party which the Agent determines (in its sole discretion) was made in error.
26.6	Partial Payments
(a)

If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the obligations of the Borrower under the Finance Documents in the following order:

(i)	first, in or towards payment pro rata of any unpaid amount owing to any Administrative Party under the Finance Documents;
(ii)	secondly, in or towards payment pro rata of any accrued interest, fee (other than as provided in paragraph (i) above) or commission due but unpaid under the Finance Documents;
(iii)	thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and
(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

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(c)	Paragraphs (a) and (b) above will override any appropriation made by the Borrower.
26.7	No Set-Off by the Borrower

All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

26.8	Business Days
(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement, interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.
26.9	Currency of Account
(a)	Subject to paragraphs (b) to (e) below, US dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.
(b)	A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.
(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.
(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.
(e)	Any amount expressed to be payable in a currency other than US dollars shall be paid in that other currency.
26.10	Change of Currency
(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:
(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower ); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

26.11	Disruption to Payment Systems etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the

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Agent is notified by the Borrower that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Borrower, consult with the Borrower with a view to agreeing with the Borrower such changes to the operation or administration of the Facility as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Borrower in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Borrower shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 32 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 26.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.
27.	Set-Off

A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

28.	Notices
28.1	Communications in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

28.2	Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Borrower, as set out below:
Address:	7/F, SINA Plaza, No.8 Courtyard 10 West, Xibeiwang East Road, Haidian District, Beijing 100093
Attention:	Investor Relations

Telephone:

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Facsimile:

Email:

(b)	in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and
(c)	in the case of the Agent, as set out below:
Address:	9/F, Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong
Attention:	Regional Loans Agency

Telephone:

Facsimile:

Email:

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days’ notice.

28.3	Delivery
(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will be effective:
(i)	if by way of fax, only when received in legible form; or
(ii)	if by way of letter, only when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address;

and, if a particular department or officer is specified as part of its address details provided under Clause 28.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)	All notices from or to the Borrower shall be sent through the Agent.
(d)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (c) above, after 5 p.m. in the place of receipt shall be deemed only to become effective on the following day.

28.4	Notification of Address and Fax Number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties (other than the Original Mandated Lead Arrangers and Bookrunners, the Mandated Lead Arrangers and Bookrunners, the Lead Arrangers and the Arrangers).

28.5	Electronic Communication
(a)

(Save in the case of any payment instruction or notification of or change to any standing payment instruction of any Lender which must be made or notified to the Agent by letter in original) any communication or document to be made or delivered by one Party to another under or in connection with the Finance Documents may be made or

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delivered by encrypted or non-encrypted electronic mail or other electronic means (including by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.
(b)

Any such electronic communication or delivery as specified in paragraph (a) above to be made between the Borrower and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication or delivery.

(c)

Any such electronic communication or delivery as specified in paragraph (a) above made or delivered by one Party to another will be effective only when actually received (or made available) in readable form and in the case of any electronic communication or document made or delivered by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose.

(d)

Any electronic communication or document which becomes effective, in accordance with paragraph (c) above, after 5 p.m. in the place in which the Party to whom the relevant communication or document is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	All Parties acknowledge the risk of receiving non-encrypted emails containing confidential information and may also be privileged.
(f)

The Agent and its delegates will have no responsibility for unauthorised access and/or alteration to such communication, nor for any consequence based on or arising from the use of information that has been illegitimately accessed or altered.

(g)

Any reference in a Finance Document to a communication being sent or received or a document being delivered shall be construed to include that communication or document being made available in accordance with this Clause 28.5.

28.6	English Language
(a)	Any notice given under or in connection with any Finance Document must be in English.
(b)	All other documents provided under or in connection with any Finance Document must be:
(i)	in English; or
(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

28.7	Use of Deal Site
(a)

All notices, requests, demands, consents, approvals, agreements or other communications by the Agent under or in respect of this Agreement may be given by publication on the Deal Site. Such communication shall include notices for notification for Lenders’ participation in the Utilisation and for rates of interest.

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(b)

Communications posted on the Deal Site will be effective on the earlier of (A) one Business Day after such communication is posted on the Deal Site; and (B) receipt by the Agent of acknowledgement from the Deal Site that such communication has been posted.

(c)	The Borrower consents to the inclusion of its logo (if applicable) on the Deal Site.
(d)	The Agent will promptly on request provide access to the Deal Site to one or more representatives of other Parties.
(e)

Email contact details may be for individuals or “group” addresses. However in either case, each Party must ensure that all persons to whom it gives access can properly receive the information available on the Deal Site, including under the relevant information disclosure clause.

(f)

If the Deal Site is not available for any reason, promptly following this being brought to its attention, the Agent will provide communications to the Parties by another means of communications contemplated by the relevant notification clause. A Party will notify the Agent promptly if it is unable to access the Deal Site.

(g)

Each of the other Parties agrees that the Agent is not liable for any liability, loss, damage, costs or expenses incurred or suffered by it as a result of its access or use of the Deal Site or inability to access or use the Deal Site, other than in the case of the gross negligence or wilful misconduct of the Agent.

(h)	The Agent may terminate the Deal Site after the earlier of:
(i)	the Final Repayment Date; and
(ii)	prepayment or cancellation in full of the Facilities, unless instructed otherwise by the Majority Lenders.
29.	Calculations and Certificates
29.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

29.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

29.3	Day Count Convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice.

30.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such

81

provision under the law of any other jurisdiction will in any way be affected or impaired.

31.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

32.	Amendments and Waivers
32.1	Required Consents
(a)

Subject to Clause 32.2 (All-Lender Matters) and Clause 32.3 (Other Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 32.
32.2	All-Lender Matters

Subject to Clause 32.6 (Changes to Reference Rates) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Majority Lenders” in Clause 1.1 (Definitions);
(b)

an extension to the date of payment of any amount under the Finance Documents other than pursuant to an amendment or waiver of a term of a Fee Letter in accordance with paragraph 32.3(a) of Clause 32.3 (Other Exceptions);

(c)	a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;
(d)	a change in currency of payment of any amount under the Finance Documents;
(e)

an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;

(f)	a change to the Borrower other than in accordance with Clause 23 (Changes to the Borrower);
(g)	any provision which expressly requires the consent of all the Lenders; or
(h)

Clause 2.2 (Finance Parties’ Rights and Obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.2 (Mandatory Prepayment – Listing Event), Clause 7.8 (Application of Prepayments), Clause 22 (Changes to the Lenders), Clause 23 (Changes to the Borrower), Clause 25 (Sharing among the Finance Parties), this Clause 32, Clause 36 (Governing Law), or Clause 37.1 (Jurisdiction of Hong Kong Courts),

shall not be made without the prior consent of all the Lenders.

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32.3	Other Exceptions
(a)

An amendment or waiver which relates to the rights or obligations of an Administrative Party (each in their capacity as such) may not be effected without the consent of that Administrative Party, as the case may be.

(b)	The Borrower and an Administrative Party, as applicable, may amend or waive a term of a Fee Letter to which they are party.
(c)	Any amendment or waiver which:
(i)	relates only to the rights or obligations applicable to a particular class of Lender(s); and
(ii)	would not reasonably be expected to materially and adversely affect the rights or interests of Lenders in respect of another class of Lender(s),

may be made in accordance with this Clause 32 but as if references in this Clause 32 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (c), be required for that amendment or waiver were to that proportion of the Lenders forming part of that particular class. Without prejudice to the generality of the foregoing, Lender(s) with Commitment(s) and/or participation(s) in Loan(s) under a Facility shall constitute a class of Lenders.

32.4	Excluded Commitments

If any Lender fails to respond to a request for a consent, waiver or amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within 15 Business Days of that request being made, unless the Borrower and the Agent agree to a longer time period in relation to such request:

(a)

its Commitments shall not be included for the purpose of calculating the Total Commitments under the relevant Facilities when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of Total Commitments has been obtained to approve that request; and

(b)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
32.5	Replacement of Lender
(a)	If:
(i)	any Lender becomes a Non-Consenting Lender (as defined in paragraph (d) below);
(ii)	any Lender gives notification to the Agent under Clause 10.2 (Market Disruption); or
(iii)

the Borrower becomes obliged to repay any amount in accordance with Clause 7.1 (Illegality) or to pay additional amounts pursuant to Clause 13.1 (Increased Costs), paragraph (a) of Clause 12.2 (Tax Gross-Up) or Clause 12.3 (Tax Indemnity) to any Lender,

then the Borrower may, whilst the circumstance giving rise to the requirement for that increase or indemnification or notice continues (in the case of paragraphs (a)(iii)), on 15 Business Days’ prior notice to the Agent (or such shorter period as the Agent agrees) and that Lender, replace that Lender by requiring that Lender to (and, to the extent

83

permitted by law, that Lender shall) transfer pursuant to Clause 22 (Changes to the Parties) all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity selected by the Borrower which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 22 (Changes to the Parties) for a purchase price in cash or other cash payment payable at the time of the transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents.

(b)	The replacement of a Lender pursuant to this Clause 32.5 shall be subject to the following conditions:
(i)	the Borrower shall have no right to replace the Agent or the Security Agent;
(ii)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender;
(iii)	in no event shall the Lender replaced under paragraph (a) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and
(iv)

no Lender shall be obliged to execute a Transfer Certificate unless it is satisfied that it has completed all “know your customer” and other similar procedures that it is required (or deems desirable) to conduct in relation to the transfer to such replacement Lender.

(c)

A Lender shall perform the checks described in paragraph (b)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks.

(d)	In the event that:
(i)	the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents;
(ii)	the consent, waiver or amendment in question requires the approval of all the Lenders; and
(iii)

Lenders whose Commitments aggregate 66 2/3 per cent. or more of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated 66 2/3 per cent. or more of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment, then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a “Non-Consenting Lender”.

32.6	Changes to Reference Rates
(a)	Subject to Clause 32.3 (Other Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate, any amendment or waiver which relates to:
(i)	providing for the use of a Replacement Reference Rate in place of that Published Rate; and

(ii)(A)aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

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(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;
(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or
(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower.

(b)

If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) above within 15 Business Days (or such longer time period in relation to any request which the Borrower and the Agent may agree) of that request being made:

(i)

its Commitment shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and

(ii)	its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
(c)	In this Clause 32.6:

“Published Rate” means:

(a)	Overnight SOFR; or
(b)	Term SOFR for any Quoted Tenor.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Borrower, materially changed;

(b)(i)(A)the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent,

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provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or
(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used;
(c)

the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or
(ii)	that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the Reference Rate Contingency Period; or
(d)	in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Reference Rate Contingency Period” means one (1) month.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:
(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or
(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

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(c)	in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Published Rate.
33.	Confidential Information
33.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 33.2 (Disclosure of Confidential Information) and Clause 33.3 (Disclosure to Numbering Service Providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

33.2	Disclosure of Confidential Information

Any Finance Party and each Finance Party Related Party may disclose:

(a)

to any of its Affiliates, head office, branches, representative offices and Related Funds (each, a “Finance Party Related Party”) and any of its or each Finance Party Related Party’s officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:
(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or the Borrower and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers, including but not limited to any Participant and any potential Participant;

(iii)

appointed by any Finance Party or by a person to whom paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including any person appointed under paragraph (b) of Clause 24.14 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (i) or (ii) above;
(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

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(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 22.11 (Security over Lenders’ Rights);
(viii)	who is a Party; or
(ix)	with the consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (i), (ii) and (iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; or

(C)

in relation to paragraphs (v), (vi) and (vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrower and the relevant Finance Party;

(d)

to the International Swaps and Derivatives Association, Inc. (“ISDA”) or any Credit Derivatives Determination Committee or sub-committee of ISDA where such disclosure is required by them in order to determine whether the obligations under the Finance Documents will be, or in order for the obligations under the Finance Documents to become, deliverable under a credit derivative transaction or other credit linked transaction which incorporates the 2009 ISDA Credit Derivatives Determinations Committees and Auction Settlement Supplement or other provisions substantially equivalent thereto;

(e)	to any person for the purpose of obtaining a valuation in connection with a Participation Agreement, if such person is informed of the confidential nature of the Confidential

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Information and that some or all of such Confidential Information may be price-sensitive information;

(f)

to any insurer, reinsurer or insurance broker of any Finance Party, if the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

(g)

to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Borrower if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information.

33.3	Disclosure to Numbering Service Providers
(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or the Borrower the following information:

(i)	name of the Borrower;
(ii)	country of domicile of the Borrower;
(iii)	place of incorporation of the Borrower;
(iv)	date of this Agreement;
(v)	Clause 36 (Governing Law);
(vi)	the names of any Administrative Party;
(vii)	date of each amendment and restatement of this Agreement;
(viii)	amounts of, and names of, the Facilities (and any tranches);
(ix)	amount of Total Commitments;
(x)	currencies of the Facilities;
(xi)	type of Facilities;
(xii)	ranking of Facilities;
(xiii)	Final Repayment Date for the Facilities;
(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and
(xv)	such other information agreed between such Finance Party and the Borrower,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or the Borrower by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

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(c)	The Borrower represents that none of the information set out in paragraphs (a)(i) to (a)(xv) above is, nor will at any time be, unpublished price-sensitive information.
33.4	Entire Agreement

This Clause 33 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

33.5	Inside Information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

33.6	Notification of Disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower:

(a)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 33.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(b)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 33.
33.7	Personal Data Protection
(a)

If the Borrower provides the Finance Parties with personal data of any individual as required by or pursuant to the Finance Documents, the Borrower represents and warrants to the Finance Parties that it has, to the extent required by law:

(i)	notified the relevant individual of the purposes for which data will be collected, processed, used or disclosed; and
(ii)

obtained such individual’s consent for, and hereby consents on behalf of such individual to, the collection, processing, use and disclosure of his/her personal data by the Finance Parties, in each case, in accordance with or for the purposes of the Finance Documents.

(b)

The Borrower agrees and undertakes to notify the Agent promptly upon its becoming aware of the withdrawal by the relevant individual of his/her consent to the collection, processing, use and/or disclosure by any Finance Party of any personal data provided by the Borrower to any Finance Party.

(c)

Any consent given pursuant to this Agreement in relation to personal data shall, subject to all applicable laws and regulations, survive death, incapacity, bankruptcy or insolvency of any such individual and the termination or expiration of this Agreement.

33.8	Continuing Obligations

The obligations in this Clause 33 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Borrower under or in connection with

90

this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.
34.	Confidentiality of Funding Rates
34.1	Confidentiality and Disclosure
(a)	The Agent and the Borrower agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) below.
(b)	The Agent may disclose:
(i)	any Funding Rate to the relevant Borrower pursuant to Clause 8.4 (Notification of Rates of Interest); and
(ii)

any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender.

(c)	The Agent may disclose any Funding Rate, and the Borrower may disclose any Funding Rate, to:
(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the Borrower, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender.
34.2	Related Obligations

91

(a)

The Agent and the Borrower acknowledge that each Funding Rate is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and the Borrower undertake not to use any Funding Rate for any unlawful purpose.

(b)	The Agent and the Borrower agree (to the extent permitted by law and regulation) to inform the relevant Lender:
(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 34.1 (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 34.
34.3	No Event of Default

No Event of Default will occur under Clause 21.3 (Other Obligations) by reason only of the Borrower’s failure to comply with this Clause 34.

35.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

92

Section 11

Governing Law and Enforcement

36.	Governing Law

This Agreement is governed by the laws of Hong Kong.

37.	Enforcement
37.1	Jurisdiction of Hong Kong Courts
(a)

The courts of Hong Kong have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including any dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of Hong Kong are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.
(c)

Notwithstanding paragraphs (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

37.2	Waiver of Immunities

The Borrower irrevocably waives, to the extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from:

(a)	suit;
(b)	jurisdiction of any court;
(c)	relief by way of injunction or order for specific performance or recovery of property;
(d)	attachment of its assets (whether before or after judgment); and
(e)

execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any proceedings in the courts of any jurisdiction (and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any immunity in any such proceedings).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

93

Schedule 1

The Original Parties

Part 1

The Original Mandated Lead Arrangers and Bookrunners

Name of Original Mandated Lead Arrangers and Bookrunner	Place and Form of Incorporation

Citigroup Global Markets Asia Limited	Incorporated in Hong Kong with limited liability

Credit Suisse AG, Singapore Branch	Incorporated in Switzerland with limited liability

Part 2

The Mandated Lead Arrangers and Bookrunners

Name of Mandated Lead Arranger and Bookrunner	Place and Form of Incorporation

Bank of China (Hong Kong) Limited	Incorporated in Hong Kong with limited liability

Bank of China Limited, Macau Branch	Incorporated in the People’s Republic of China with limited liability

Bank of China Limited, Singapore Branch	Incorporated in the People’s Republic of China with limited liability

China Citic Bank Corporation Limited, Shanghai Branch 中信银行股份有限公司上海分行	Incorporated in the People’s Republic of China with limited liability

China CITIC Bank International Limited	Incorporated in Hong Kong with limited liability

China Construction Bank (Asia) Corporation Limited	Incorporated in Hong Kong with limited liability

Nanyang Commercial Bank, Limited	Incorporated in Hong Kong with limited liability

Goldman Sachs Bank USA	Incorporated in the United States of America as a New York State-chartered bank and a member of the Federal Reserve System

CMB Wing Lung Bank Limited	Incorporated in Hong Kong with limited liability

Crédit Agricole Corporate and Investment Bank	Incorporated in France with limited liability

Industrial Bank Co., Ltd, (A joint stock company incorporated in in P.R.C. with limited liability), Hong Kong Branch	Incorporated in the People’s Republic of China with limited liability

94

Part 3
The Lead Arrangers

Name of Lead Arrangers	Place and Form of Incorporation

DBS Bank Ltd	Incorporated in Singapore with limited liability

Ping An Bank Co., Ltd.	Incorporated in the People’s Republic of China with limited liability

China Minsheng Banking Corp., Ltd. Hong Kong Branch	Incorporated as a joint stock limited company in the People’s Republic of China

Part 4
The Arrangers

Name of Arrangers	Place and Form of Incorporation

Hang Seng Bank Limited	Incorporated in Hong Kong with limited liability

KDB Asia Limited	Incorporated in Hong Kong with limited liability

Sumitomo Mitsui Trust Bank, Limited (incorporated in Japan with limited liability) Hong Kong Branch	Incorporated in Japan with limited liability

Cathay United Bank Company, Limited, Hong Kong Branch	Incorporated in Taiwan with limited liability

China Everbright Bank Co., Ltd., Hong Kong Branch	Incorporated in the People’s Republic of China with limited liability

Oversea-Chinese Banking Corporation Limited	Incorporated in Singapore with limited liability

Shanghai Pudong Development Bank Co., Ltd., acting through its Hong Kong Branch (a financial institution incorporated under the laws of the People’s Republic of China with limited liability)	Incorporated as a financial institution in the People’s Republic of China with limited liability

Part 5
The Original Lenders

Name of Original Lenders	Place and Form of Incorporation	Facility A Commitment	Facility B Commitment
Citibank, N.A., Hong Kong Branch	Incorporated in the United States of America with limited liability	***	***

95

Name of Original Lenders	Place and Form of Incorporation	Facility A Commitment	Facility B Commitment
Credit Suisse AG, Singapore Branch	Incorporated in Switzerland with limited liability	***	***

Bank of China (Hong Kong) Limited	Incorporated in Hong Kong with limited liability	***	***

Bank of China Limited, Macau Branch	Incorporated in the People’s Republic of China with limited liability	***	***

Bank of China Limited, Singapore Branch	Incorporated in the People’s Republic of China with limited liability	***	***

China Citic Bank Corporation Limited, Shanghai Branch 中信银行股份有限公司上海分行	Incorporated in the People’s Republic of China with limited liability	***	***

China CITIC Bank International Limited	Incorporated in Hong Kong with limited liability	***	***

China Construction Bank (Asia) Corporation Limited	Incorporated in Hong Kong with limited liability	***	***

Nanyang Commercial Bank, Limited	Incorporated in Hong Kong with limited liability	***	***

Goldman Sachs Bank USA	Incorporated in the United States of America as a New York State-chartered bank and a member of the Federal Reserve System	***	***

CMB Wing Lung Bank Limited	Incorporated in Hong Kong with limited liability	***	***

Crédit Agricole Corporate and Investment Bank, Hong Kong Branch	Incorporated in France with limited liability	***	***

Industrial Bank Co., Ltd, (A joint stock company	Incorporated in the People’s Republic of	***	***

96

Name of Original Lenders	Place and Form of Incorporation	Facility A Commitment	Facility B Commitment
incorporated in in P.R.C. with limited liability), Hong Kong Branch	China with limited liability

DBS Bank (Hong Kong) Limited	Incorporated in Hong Kong with limited liability	***	***

Ping An Bank Co., Ltd.	Incorporated in the People’s Republic of China with limited liability	***	***

China Minsheng Banking Corp., Ltd. Hong Kong Branch	Incorporated as a joint stock limited company in the People’s Republic of China	***	***

Hang Seng Bank Limited	Incorporated in Hong Kong with limited liability	***	***
KDB Asia Limited	Incorporated in Hong Kong with limited liability	***	***

Sumitomo Mitsui Trust Bank, Limited (incorporated in Japan with limited liability) Hong Kong Branch	Incorporated in Japan with limited liability	***	***

Cathay United Bank Company, Limited, Hong Kong Branch	Incorporated in Taiwan with limited liability	***	***

China Everbright Bank Co., Ltd., Hong Kong Branch	Incorporated in the People’s Republic of China with limited liability	***	***

Oversea-Chinese Banking Corporation Limited	Incorporated in Singapore with limited liability	***	***

Shanghai Pudong Development Bank Co., Ltd., acting through its Hong Kong Branch (a financial institution incorporated under the laws of the	Incorporated in the People’s Republic of China with limited liability	***	***

97

Name of Original Lenders	Place and Form of Incorporation	Facility A Commitment	Facility B Commitment
People’s Republic of China with limited liability)

Total		US$900,000,000	US$300,000,000

98

Schedule 2

Conditions Precedent

***

99

Schedule 3

Requests

Part 1Utilisation Request

From:Weibo Corporation

To:Citicorp International Limited

Dated:

Weibo Corporation – [●] Facilities Agreement

dated [●] (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement shall have the same meaning in this Utilisation Request.
2.	We wish to borrow a Loan on the following terms:
Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[Facility A]/[Facility B]*

Currency of Loan:	US dollars

Amount:	[●] or, if less, the Available Facility

First Interest Period:	[●]

3.	We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Facilities Agreement is satisfied on the date of this Utilisation Request.
4.	The proceeds of this Loan should be credited to [account].

[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Facility B Loan]/[The proceeds of this Loan should be credited to [account]].]*

5.	This Utilisation Request is irrevocable.

Yours faithfully

authorised signatory for
Weibo Corporation

*	Delete as appropriate.
*	Applicable to Rollover Loan in relation to Facility B.

100

Part 2Selection Notice Applicable to a Facility A Loan

From:Weibo Corporation

To:Citicorp International Limited

Dated:

Weibo Corporation – [●] Facilities Agreement

dated [●] (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement shall have the same meaning in this Selection Notice.
2.	We refer to the following Facility A Loan[s] with an Interest Period ending on [●]*
3.	We request that the next Interest Period for the above Facility A Loan[s] is [●].
4.	This Selection Notice is irrevocable.

Yours faithfully

authorised signatory for
Weibo Corporation

*	Insert details of all Facility A Loans which have an Interest Period ending on the same date.

101

Schedule 4

Form of Transfer Certificate

To:Citicorp International Limited as Agent

From:[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Weibo Corporation – [•] Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.

We refer to Clause 22.5 (Procedure for Transfer) of the Facilities Agreement. This is a Transfer Certificate. Terms used in the Facilities Agreement shall have the same meaning in this Transfer Certificate.

2.

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation, and in accordance with Clause 22.5 (Procedure for Transfer) of the Facilities Agreement, all of the Existing Lender’s rights and obligations under the Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement as specified in the Schedule.

3.	The proposed Transfer Date is [•].
4.

The Facility Office and address, email, fax number and attention particulars for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

5.	The New Lender expressly acknowledges:
(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 22.4 (Limitation of Responsibility of Existing Lenders) of the Facilities Agreement; and
(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Transfer Certificate or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

6.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 22.1 (Assignments and Transfers by the Lenders) of the Facilities Agreement.
7.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.
8.	This Transfer Certificate is governed by the laws of Hong Kong.
9.	This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate.

102

The Schedule

Commitment/Rights and Obligations to be Transferred

[Insert relevant details]

[Facility office address, email, fax number and attention details for notices and account details for payments]

[The Existing Lender]

By:

[The New Lender]

By:

This Transfer Certificate is executed by the Agent and the Transfer Date is confirmed as [•].

[The Agent]

By:

Note:

It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the transfer contemplated in this Transfer Certificate or to give the New Lender full enjoyment of all the Finance Documents.

103

Schedule 5

Form of Assignment Agreement

To:Citicorp International Limited as Agent and Weibo Corporation as Borrower

From:[the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:[insert date]

Weibo Corporation – [•] Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.

We refer to the Facilities Agreement. This is an Assignment Agreement. Terms defined in the Facilities Agreement have the same meaning in this Assignment Agreement unless given a different meaning in this Assignment Agreement.

2.	We refer to Clause 22.6 (Procedure for Assignment) of the Facilities Agreement:
(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Facilities Agreement and the other Finance Documents which relate to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Loans under the Facilities Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.
3.	The proposed Transfer Date is [•].
4.	On the Transfer Date, the New Lender becomes Party to the Finance Documents as a Lender.
5.

The Facility Office and address, email, fax number and attention details for notices of the New Lender for the purposes of Clause 28.2 (Addresses) of the Facilities Agreement are set out in the Schedule.

6.	The New Lender expressly acknowledges:
(a)	the limitations on the Existing Lender’s obligations set out in paragraphs (a) and (c) of Clause 22.4 (Limitation of Responsibility of Existing Lenders) of the Facilities Agreement; and
(b)

that it is the responsibility of the New Lender to ascertain whether any document is required or any formality or other condition requires to be satisfied to effect or perfect the transfer contemplated by this Assignment Agreement or otherwise to enable the New Lender to enjoy the full benefit of each Finance Document.

7.	The New Lender confirms that it is a “New Lender” within the meaning of Clause 22.1 (Assignments and Transfers by the Lenders) of the Facilities Agreement.
8.

This Assignment Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 22.7 (Copy of Transfer Certificate or Assignment Agreement to Borrower) of the Facilities Agreement, to the Borrower of the assignment referred to in this Assignment Agreement.

9.	This Assignment Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Assignment

104

Agreement.

10.	This Assignment Agreement is governed by the laws of Hong Kong.
11.	This Assignment Agreement has been entered into on the date stated at the beginning of this Assignment Agreement.

105

The Schedule

Rights to be Assigned and Obligations to be Released and Undertaken

[Insert relevant details]

[Facility office address, email, fax number and attention details for notices and account details for payments]

[The Existing Lender]

By:

[The New Lender]

By:

This Assignment Agreement is accepted by the Agent and the Transfer Date is confirmed as [•].

Signature of this Assignment Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to herein, which notice the Agent receives on behalf of each Finance Party.

[Agent]

By:

Note:

It is the New Lender’s responsibility to ascertain whether any other document is required, or any formality or other condition is required to be satisfied, to effect or perfect the assignment/release/assumption of obligations contemplated in this Assignment Agreement or to give the New Lender full enjoyment of all the Finance Documents.

106

Schedule 6

Form of Compliance Certificate

To:Citicorp International Limited as Agent

From:Weibo Corporation

Dated:

Weibo Corporation – Facilities Agreement

dated [•] (the “Facilities Agreement”)

1.	We refer to the Facilities Agreement. This is a Compliance Certificate. Terms used in the Facilities Agreement shall have the same meaning in this Compliance Certificate.
2.	We confirm that, in respect of the Relevant Period ending [ ]:
(a)	the ratio of Consolidated Net Debt on the last day of such Relevant Period to Consolidated EBITDA in respect of such Relevant Period is [ ]; and
(b)	the ratio of Consolidated EBITDA to Consolidated Interest Expenses in respect of such Relevant Period is [ ].
3.	[We confirm that no Default is continuing.]*
4.	[We confirm that the following companies constitute Principal Controlled Entities for the purposes of the Facilities Agreement:
(a)	[ ].]**

Signed:

[Director]/[Chief Financial Officer] of Weibo Corporation

*	If this statement cannot be made, the Compliance Certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.
**	Insert only in the case of a Compliance Certificate delivered together with the Annual Financial Statements for a Financial Year ending on or after a Financial Year.

107

Schedule 7

Timetables

***

108

Schedule 8White List

***

109

Signature Page

Borrower

Weibo Corporation

as Borrower

/s/ Fei Cao
Name:	Fei Cao
Title:	Chief Financial Officer

(Signature Pages)

Original Mandated Lead Arrangers and Bookrunners

Citigroup Global Markets Asia Limited

as Original Mandated Lead Arranger and Bookrunner

/s/ Vincent Yeung
Name:	Vincent Yeung
Title:	Director

(Signature Pages)

Credit Suisse AG, Singapore Branch

as Original Mandated Lead Arranger and Bookrunner

/s/ Serene Seah		/s/ Liu Feng-Hao
Name:	Serene Seah	Name:	Liu Feng-Hao
Title:	Director	Title:	Vice President
General Counsel Division

(Signature Pages)

Bank of China (Hong Kong) Limited

as Mandated Lead Arranger and Bookrunner

/s/ Fung Yuen Pik Fiona		/s/ Chan Hoi Man
Name:	Fung Yuen Pik Fiona (8851662)	Name:	Chan Hoi Man (8850841)
Title:	Senior Credit Execution Manager	Title:	Head of Syndication Execution

(Signature Pages)

Bank of China Limited, Macau Branch

as Mandated Lead Arranger and Bookrunner

/s/ Xiong Sha
Name:	Xiong Sha
Title:	Deputy General Manager of Global Corporate and Investment Banking Department

(Signature Pages)

Bank of China Limited, Singapore Branch

as Mandated Lead Arranger and Bookrunner

/s/ Cai Lu
Name:	Cai Lu
Title:	Deputy General Manager, Corporate Banking I Department

(Signature Pages)

China Citic Bank Corporation Limited, Shanghai Branch

中信银行股份有限公司上海分行

as Mandated Lead Arranger and Bookrunner

/s/ Yuanxin Zhao
Name:	Yuanxin Zhao
Title:	Head of China CITIC Bank Corporation Limited Shanghai Branch

(Signature Pages)

China CITIC Bank International Limited

as Mandated Lead Arranger and Bookrunner

/s/ Stockor Ng		/s/ Qi Dong
Name:	Stockor Ng	Name:	Qi Dong
Title:	Head of Structured Finance	Title:	Executive Deputy General Manager

(Signature Pages)

China Construction Bank (Asia) Corporation Limited

as Mandated Lead Arranger and Bookrunner

/s/ Ivan ma		/s/ Benny Ha
Name:	Ivan Ma	Name:	Benny Ha
Title:	Senior Vice President Head of Credit Verification (Corporate Banking) Risk Management Division	Title:	General Manager of CBDI

(Signature Pages)

Nanyang Commercial Bank, Limited

as Mandated Lead Arranger and Bookrunner

/s/ Yu Kwok Ngai, Wilson		/s/ Lee Tsz Kin, Eddy
Name:	Yu Kwon Ngai, Wilson	Name:	Lee Tsz Kin, Eddy
Title:	Head of Marketing	Title:	Assistant Chief Executive

(Signature Pages)

Goldman Sachs Bank USA

as Mandated Lead Arranger and Bookrunner

/s/ Hubert Yang
Name:	Hubert Yang
Title:	Authorized Signatory

(Signature Pages)

CMB Wing Lung Bank Limited

as Mandated Lead Arranger and Bookrunner

/s/ Zhang Ruoneng		/s/ Fan Fei
Name:	Zhang Ruoneng	Name:	Fan Fei
Title:	Team Head of Acquisition Financing and Structured Finance	Title:	Head of New Economy Sector Strategic Department

(Signature Pages)

Crédit Agricole Corporate and Investment Bank

as Mandated Lead Arranger and Bookrunner

/s/ Kenneth Lee		/s/ Pam Kwok
Name:	Kenneth Lee	Name:	Pam Kwok
Title:	Managing Director	Title:	Director

(Signature Pages)

Industrial Bank Co., Ltd, (A joint stock company incorporated in P.R.C. with limited liability) Hong Kong Branch as Mandated Lead Arranger and Bookrunner

/s/ Pang, Ho Cheung Terence		/s/ Zhou Wenru
Name:	Pang, Ho Cheung Terence	Name:	Zhou Wenru
Title:	Assistant Chief Executive	Title:	Deputy General Manager

(Signature Pages)

Lead Arrangers

DBS Bank Ltd

as Lead Arranger

/s/ Yen Lian Chang
Name:	Yen Lian Chang Specimen Signature No. 010934
Title:	Senior Vice President

(Signature Pages)

Ping An Bank Co., Ltd.

as Lead Arranger

/s/ company seal
Name:	Authorised Signatory
Title:	Authorised Signatory

(Signature Pages)

China Minsheng Banking Corp., Ltd. Hong Kong Branch (a joint stock limited company incorporated in the People’s Republic of China)

as Lead Arranger

/s/ Hu Pei Feng
Name:	Hu Pei Feng
Title:	Deputy CEO

(Signature Pages)

Arrangers

Hang Seng Bank Limited

as Arranger

/s/ Ng Sung Chun Michael		/s/ WONG Ka Shing, Angus
Name:	Ng Sung Chun Michael	Name:	WONG Ka Shing, Angus
Title:	Executive Vice President Department Head Relationship Management Corporate Banking	Title:	Head of Corporate Banking

(Signature Pages)

KDB Asia Limited

as Arranger

/s/ Yoo Seoung, KIM
Name:	Yoo Seoung, KIM
Title:	Deputy CEO

(Signature Pages)

Sumitomo Mitsui Trust Bank, Limited (incorporated in Japan with limited liability) Hong Kong Branch as Arranger

/s/ Yasuyuki Ebiko
Name:	Mr. Yasuyuki Ebiko
Title:	Head of Business Promotion II

(Signature Pages)

Cathay United Bank Company, Limited, Hong Kong Branch

as Arranger

/s/CHU Kwan Lim, William
Name:	CHU Kwan Lim, William
Title:	Head of Corporate Banking and Deputy Branch Manager

(Signature Pages)

China Everbright Bank Co., Ltd., Hong Kong Branch

as Arranger

/s/ Desmond Wu		/s/ Wally Kwok
Name:	Desmond Wu	Name:	Wally Kwok
Title:	Chief Risk Officer	Title:	Chief Marketing Officer

(Signature Pages)

Oversea-Chinese Banking Corporation Limited

as Arranger

/s/ Johnny Wei
Name:	Johnny Wei
Title:	Head of WBG

(Signature Pages)

Shanghai Pudong Development Bank Co., Ltd., acting through its Hong Kong Branch (a financial institution incorporated under the laws of the People’s Republic of China with limited liability)

as Arranger

/s/ Zhu Jun		/s/ Wu Yue
Name:	Zhu Jun	Name:	Wu Yue
Title:	Deputy Chief Executive Officer	Title:	General Manager of Investment Banking Department II

(Signature Pages)

Original Lenders

Citibank, N.A., Hong Kong Branch

as Original Lender

/s/ Sichen Wang
Name:	Sichen Wang
Title:	Director

(Signature Pages)

Credit Suisse AG, Singapore Branch

as Original Lender

/s/ Serene Seah		/s/ Liu Feng-Hao
Name:	Serene Seah	Name:	Liu Feng-Hao
Title:	Director	Title:	Vice President General Counsel Division

(Signature Pages)

Bank of China (Hong Kong) Limited

as Original Lender

/s/ Fung Yuen Pik Fiona		/s/ Chan Hoi Man
Name:	Fung Yuen Pik Fiona (8851662)	Name:	Chan Hoi Man (8850841)
Title:	Senior Credit Execution Manager	Title:	Head of Syndication Execution

(Signature Pages)

Bank of China Limited, Macau Branch

as Original Lender

/s/ Xiong Sha
Name:	Xiong Sha
Title:	Deputy General Manager of Global Corporate and Investment Banking Department

(Signature Pages)

Bank of China Limited, Singapore Branch

as Original Lender

/s/ Cai Lu
Name:	Cai Lu
Title:	Deputy General Manager, Corporate Banking I Department

(Signature Pages)

China Citic Bank Corporation Limited, Shanghai Branch

中信银行股份有限公司上海分行

as Original Lender

/s/ Yuanxin Zhao
Name:	Yuanxin Zhao
Title:	Head of China CITIC Bank Corporation Limited Shanghai Branch

(Signature Pages)

China CITIC Bank International Limited

as Original Lender

/s/ Stockor Ng		/s/ Qi Dong
Name:	Stockor Ng	Name:	Qi Dong
Title:	General Manager Head of Structured Finance	Title:	Executive Deputy General Manager

(Signature Pages)

China Construction Bank (Asia) Corporation Limited

as Original Lender

/s/ Ivan Ma		/s/ Benny Ha
Name:	Ivan Ma	Name:	Benny Ha
Title:	Senior Vice President Head of Credit Verification (Corporate Banking) Risk Management Division	Title:	General Manager of CBDI

(Signature Pages)

Nanyang Commercial Bank, Limited

as Original Lender

/s/ Yu Kwok Ngai, Wilson		/s/ Lee Tsz Kin, Eddy
Name:	Yu Kwok Ngai, Wilson	Name:	Lee Tsz Kin, Eddy
Title:	Head of Marketing	Title:	Assistant Chief Executive

(Signature Pages)

Goldman Sachs Bank USA

as Original Lender

/s/ Hubert Yang
Name:	Hubert Yang
Title:	Authorized Signatory

(Signature Pages)

CMB Wing Lung Bank Limited

as Original Lender

/s/ Zhang Ruoneng		/s/ Fan Fei
Name:	Zhang Ruoneng	Name:	Fan Fei
Title:	Team Head of Acquisition Financing and Structured Finance	Title:	Head of New Economy Sector Strategic Department

(Signature Pages)

Crédit Agricole Corporate and Investment Bank, Hong Kong Branch

as Original Lender

/s/ Kenneth Lee		/s/ Pam Kwok
Name:	Kenneth Lee	Name:	Pam Kwok
Title:	Managing Director	Title:	Director

(Signature Pages)

Industrial Bank Co., Ltd, (A joint stock company incorporated in in P.R.C. with limited liability) Hong Kong Branch as Original Lender

/s/ Pang, Ho Cheung Terence		/s/ Zhou Wenru
Name:	Pang, Ho Cheung Terence	Name:	Zhou Wenru
Title:	Assistant Chief Executive	Title:	Deputy General Manager

(Signature Pages)

DBS Bank (Hong Kong) Limited

as Original Lender

/s/ Yen Lian Chang
Name:	Yen Lian Chang Specimen Signature No. 010934
Title:	Senior Vice President

(Signature Pages)

Ping An Bank Co., Ltd.

as Original Lender

/s/ company seal
Name:	Authorised Signatory
Title:	Authorised Signatory

(Signature Pages)

China Minsheng Banking Corp., Ltd. Hong Kong Branch (a joint stock limited company incorporated in the People’s Republic of China)

as Original Lender

/s/ Hu Pei Feng
Name:	Hu Pei Feng
Title:	Deputy CEO

(Signature Pages)

Hang Seng Bank Limited

as Original Lender

/s/ Ng Sung Chun Michael		/s/ WONG Ka Shing, Angus
Name:	Ng Sung Chun Michael	Name:	WONG Ka Shing, Angus
Title:	Executive Vice President Department Head Relationship Management Corporate Banking	Title:	Head of Corporate Banking

(Signature Pages)

KDB Asia Limited

as Original Lender

/s/ Yoo Seoung, KIM
Name:	Yoo Seoung, KIM
Title:	Deputy CEO

(Signature Pages)

Sumitomo Mitsui Trust Bank, Limited (incorporated in Japan with limited liability) Hong Kong Branch as Original Lender

/s/ Yasuyuki Ebiko
Name:	Mr. Yasuyuki Ebiko
Title:	Head of Business Promotion II

(Signature Pages)

Cathay United Bank Company, Limited, Hong Kong Branch

as Original Lender

/s/ CHU Kwan Lim, William
Name:	CHU Kwan Lim, William
Title:	Head of Corporate Banking and Deputy Branch Manager

(Signature Pages)

China Everbright Bank Co., Ltd., Hong Kong Branch

as Original Lender

/s/ Desmond Wu		/s/ Wally Kwok
Name:	Desmond Wu	Name:	Wally Kwok
Title:	Chief Risk Officer	Title:	Chief Marketing Officer

(Signature Pages)

Oversea-Chinese Banking Corporation Limited

as Original Lender

/s/ Johnny Wei
Name:	Johnny Wei
Title:	Head of WBG

(Signature Pages)

Shanghai Pudong Development Bank Co., Ltd., acting through its Hong Kong Branch (a financial institution incorporated under the laws of the People’s Republic of China with limited liability)

as Original Lender

/s/ Zhu Jun		/s/ Wu Yue
Name:	Zhu Jun	Name:	Wu Yue
Title:	Deputy Chief Executive Officer	Title:	General Manager of Investment Banking Department II

(Signature Pages)

Agent

Citicorp International Limited

as Agent

/s/ John Kane
Name:	John Kane
Title:	Vice President

(Signature Pages)